AMENDMENT NO.1
                                       TO
                                  SCHEDULE 14A

                     Information Required in Proxy Statement
                                 (Rule.14a-101)
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant {X}
Filed by a Party other than the Registrant { }
Check the appropriate box:

         {X}  Preliminary Proxy Statement
         { }  Confidential,  for Use of the  Commission  Only (as  permitted by Rule 14a-6(e)(2))
         { }  Definitive Proxy Statement
         { }  Definitive Additional Materials
         { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                RMS TITANIC, INC.
      --------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)
{X}  No fee required
{ }  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule-0-11: 1
         4) Proposed maximum aggregate value of transaction:
         5) Total fee paid:

{ }  Fee paid previously with preliminary materials.

{ } Check box if any part of the fee is offset as provided by Exchange Act Rule-0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: -0-
2) Form, Schedule or Registration No.:
3) Filing Party:           Registrant
4) Date Filed:             February 10, 2003

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                                RMS TITANIC, INC.
                               3340 Peachtree Road
                             Atlanta, Georgia 30326



                                                               February __, 2003
Dear Fellow Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of RMS Titanic, Inc. (the "Company"), which will be held at the Marriott Courtyard, 3332 Peachtree Road, NE, Atlanta, Georgia at ________ on __________, February [ ], 2003.

     At the meeting the shareholders will vote to ratify the resolution of the Board of Directors for the Company to relinquish the salvor-in-possession status over the RMS TITANIC conferred upon the Company by Court Order of June 7, 1994, and proceed to seek a final salvage award. For the reasons set forth in the proxy statement, your Board of Directors recommends a vote for the company to relinquish its salvor-in-possession status over the RMS TITANIC. If the Company obtains an affirmative vote from the shareholders to relinquish its salvor-in-possession status then the Company will proceed to seek a final salvage award.

     We hope that you will be able to attend the meeting. However, whether or not you plan to attend in person, please complete, sign, date and return the enclosed proxy card(s) promptly to ensure that your shares will be represented.


                                                                Sincerely yours,

                                                                /s/
                                                                ----------------
                                                                    Arnie Geller
                                                                       President


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                                RMS TITANIC, INC.
                               3340 Peachtree Road
                                   Suite 1225
                             Atlanta, Georgia 30326


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY [ ], 2003


     The Special Meeting of Shareholders of RMS TITANIC, INC. (the "Company") will be held at the Marriott Courtyard, 3332 Peachtree Road, Atlanta, Georgia at ________ on __________, February [ ], 2003, for the following purposes:

     1. To ratify the resolution of the Board of Directors for the Company to relinquish its salvor-in-possession status over the RMS TITANIC conferred upon the Company by Court Order of June 7, 1994, and proceed to seek a final salvage award.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed December 17, 2002 as the record date for the determination of shareholders entitled to vote at the Special Meeting or any adjournments of the meeting.

                                     By Resolution of the Board of Directors,

                                     /s/
                                     Gerald Couture
                                     Corporate Secretary

February __, 2003

     The matters enumerated above are discussed more fully in the accompanying Proxy Statement. If you do not expect to be present at the meeting and wish your shares of Common Stock to be voted, please sign, date and mail the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

     YOUR VOTE IS IMPORTANT! PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS VOTED.

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                                RMS TITANIC, INC.

                                 PROXY STATEMENT


                   MEETING AND PROXY SOLICITATION INFORMATION

                              QUESTIONS AND ANSWERS


Q:   Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote your shares at the Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the "SEC") and is designed to assist you in voting.

Q:   When is the Meeting and where will it be held?

A: The Meeting will be held on Wednesday, February [ ], 2003 at ________, Eastern Time at the Marriott Courtyard, 3332 Peachtree Road NW, Atlanta, Georgia.

Q:   What may I vote on?

A: To ratify and approve the resolution of the Board of Directors for the Company to relinquish its salvor-in-possession status over the RMS TITANIC conferred upon the Company by Court Order of June 7, 1994, and proceed to seek a final salvage award.

Q:   How does the Company's Board recommend I vote on the proposal?

A:   The Board recommends a vote FOR the proposal.

Q:   Who is entitled to vote?

A: Only those who owned Company stock at the close of business on December 17, 2002 (the "Record Date") are entitled to vote at the Meeting.

Q:   How do I vote?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you


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     return  your  signed  proxy card but do not mark the boxes  showing how you wish to vote, your shares will be voted FOR the proposal. You have the right to revoke your proxy at any time before the meeting by either:

     (1)  notifying the Company's corporate secretary;
     (2)  voting in person; or
     (3)  returning a later-dated proxy card.

Q:   How many shares can vote?

A: We currently believe that as of the Record Date, the Company will have outstanding approximately 18,550,847 shares of common stock, par value $.0001 per share (the "Common Stock") entitled to one vote per share.

Q:   What is a "quorum"?

A: A "quorum" is a majority of the Company's issued and outstanding capital stock. Stockholders may be present at the meeting or represented by duly executed proxies. There must be a quorum for the Meeting to be held and the proposal must receive more than fifty percent of the outstanding shares entitled vote for it to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention. If a broker, bank, custodian, nominee or other record holder of Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present and considered part of a quorum but will not be counted in the tally of votes FOR or AGAINST a proposal.

Q:   How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Meeting other than the proposal described in this proxy statement, if any other business is properly presented at the Meeting, your signed proxy card gives authority to Arnie Geller and Gerald Couture, or either of them, to vote on such matters in their discretion.

Q:   Who will pay for this proxy solicitation?

A: The Company will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation material, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:   If I need further assistance, whom should I contact?

A: Please contact Gerald Couture, Corporate Secretary, RMS Titanic, Inc., 3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326 or by phone at (404) 842-2600.

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


                                RMS TITANIC, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

                               February [ ], 2003

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of RMS Titanic, Inc. (the "Company") for use at the Special Meeting of Shareholders, which will be held at _________ Eastern Standard Time on _________, February [ ], 2003, at the Marriott Courtyard, 3332 Peachtree Road NE, Atlanta, Georgia, and at any adjournment thereof.

     The Board of Directors is aware that the sole item of business to be considered at the Special Meeting is to ratify the resolution of the Board of Directors for the Company to relinquish its salvor-in-possession status over the RMS TITANIC conferred upon the Company by Court Order of June 7, 1994, and proceed to seek a final salvage award. The Board of Directors knows of no matters to be presented for action at the Special Meeting other than that mentioned above. However, if any other matters properly come before the Special Meeting, the persons named in the proxy will vote on such other matters in accordance with their best judgment.

     The giving of a proxy does not preclude a shareholder from voting in person at the Special Meeting. The proxy is revocable before its exercise by delivering either written notice of such revocation or a later-dated proxy to the Secretary of the Company at its executive office at any time prior to voting of the shares represented by the earlier proxy. In addition, shareholders attending the Special Meeting may revoke their proxies by voting at the Special Meeting. All returned proxies that are properly signed and dated will be voted as the shareholder directs.

     Only shareholders of record at the close of business on December 17, 2002 are entitled to vote at the Special Meeting or any adjournment thereof. As of said date, 18,550,847 shares of the Company's common stock, $0.0001 par value per share (the "Common Stock"), were outstanding and entitled to one vote per share on all matters submitted to shareholders. A list of shareholders will be available for inspection for at least ten days prior to the Special Meeting at the principal executive offices of the Company, 3340 Peachtree Road NE, Suite 1225, Atlanta, Georgia 30326 and at the Special Meeting.

     The holders of a majority of the common stock outstanding and entitled to vote on the record date will constitute a quorum for the Special Meeting.

     The ratification and approval relinquishing the Company's salvage rights shall require a majority of all outstanding shares entitled to vote.

     This proxy solicitation material is being mailed on or about February __, 2003 to shareholders as of the record date with a copy of the Company's Form 10-K of February 28, 2002 and Form 10-Q for the period ended November 30, 2002, which includes financial statements for the respective periods.

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

     Proxies will be voted at the Special Meeting, or any adjournment thereof, at which a quorum is present, in accordance with the directions on the proxy card. The holders of a majority of the Common Stock outstanding and entitled to vote on the record date who are present either in person or represented by proxy will constitute a quorum for the Special Meeting.

     If an executed proxy card is returned and the shareholder has voted "abstain" on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

     All of the expense of preparing, printing and mailing this Proxy Statement, including the reimbursement of brokerage firms and others for their expenses in forwarding proxies and this Proxy Statement to the beneficial owners of the Company's common stock, will be borne by the Company.

     The executive offices of the Company are located at 3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326 and the Company's telephone number is (404) 842-2600.

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

                                    PROPOSAL

     RATIFICATION   AND   APPROVAL   FOR   THE   COMPANY   TO   RELINQUISH  ITS
     SALVOR-IN-POSSESSION STATUS OVER THE RMS TITANIC, CONFERRED UPON THE COMPANY BY COURT ORDER OF JUNE 7, 1994, AND TO PROCEED TO SEEK A FINAL SALVAGE AWARD

     The United States District Court , Eastern District of Virginia (the "District Court") for raised some concern regarding whether the Board of Director's resolution elinquishing its status as salvor-in-possession over the RMS Titanic required shareholder ratification and approval. In order to resolve the question as to whether the relinquishment of the salvor-in-possession status constitutes a disposition under Section 607.1202 of the Florida General Statutes, the Company volunteered to submit the proposed Board of Director's action to the shareholders in compliance with Section 607.1202. Said section reads as follows:

          607.1202 Sale of assets other than in regular course of business

          (1.) A corporation may sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property (with or without the goodwill), otherwise than in the usual and regular course of business, on the terms and conditions and for the consideration determined by the corporation's board of directors, if the board of directors proposes and its shareholders of record approve the proposed transaction.

          (2.) For a transaction to be authorized:

               (a) The board of directors must recommend the proposed transaction to the shareholders of record unless the board of directors determines that it should make no recommendation because of conflict of interest or other special circumstances and communicates the basis for its determination to the shareholders of record with the submission of the proposed transaction; and

               (b)  The   shareholders   entitled  to  vote  must   approve  the
               transaction As provided in subsection (5).

          ...

          (4.) The corporation shall notify each shareholder of record, whether or not entitle to vote, of the proposed shareholders' meeting in accordance with Section 607.0705. The notice shall also state that the purpose, or one of the purposes, of the meeting is to consider the sale, lease, exchange, or other disposition of all, or substantially all, the property of the corporation, regardless of whether or not the meeting is an annual or a special meeting, and shall contain or be

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          accompanied  by a description  of the  transaction.  Furthermore,  the notice shall contain a clear and concise statement that, if the transaction is effected, shareholders dissenting therefrom are or may be entitled, if they comply with the provisions of this act regarding the rights of dissenting shareholders, to be paid the fair value of their shares and such notice shall be accompanied by a copy of Sections 607.1301,607.1302 and 607.1320.

          (5.) Unless this act, the articles of incorporation, or the board of directors (acting pursuant to subsection (3)) requires a greater vote or a vote by voting groups, the transaction to be authorized shall be approved by a majority of all the votes entitled to be cast on the transaction.

     Although ss. 607.1202 (1.) implies that "consideration" is required and there is no definition as to what constitutes a "disposition" under said section, the Board of Directors was also of the opinion that the shareholders of the Company shall have an opportunity to vote for the approval or ratification of the Board of Directors' resolution surrendering the Company's exclusive salvage rights.

BACKGROUND

     In 1987, the Company through its predecessor-in-interest, Titanic Ventures Limited Partnership ("TVLP"), conducted the first salvage at the wreck site of the RMS TITANIC, approximately 2 1/2 miles beneath the surface of the North Atlantic Ocean. In 1992, the Company, through its predecessor-in-interest, TVLP, appeared before the U.S. District Court for the Eastern District of Virginia ("District Court") to assert salvage and ownership rights to the RMS TITANIC and its cargo. After having heard substantial evidence over several days, the District Court authored and entered an Order on October 13, 1992, which provided that:

     the intervening plaintiff Titanic Ventures is the true, sole and exclusive owner of any items salvaged from the wreck of the defendant vessel and is entitled to all salvage rights; and it is further

     ORDERED that . . . the U.S. Marshall is directed to deliver the artifacts in his custody, per previous court order in this matter, to counsel for Titanic Ventures.

Marex Titanic, Inc. and Titanic Ventures v. The Wrecked and Abandoned Vessel . . ..Civil Action No. 2:92cv618 (U.S. Dist. Ct., E.D.Va., Norf. Div.)(October 13,
1992). The 1992 Opinion and Order of the District Court was subsequently reversed by the Court of Appeals on the grounds that the District Court improperly vacated a voluntary dismissal filed by the plaintiff during the District Court proceedings. Marex Titanic, Inc. v. The Wrecked and Abandoned Vessel, 2 F.3d 544 (4th Cir. 1993).

     With the dismissal of the 1992 case, the Company commenced an in rem action against the RMS TITANIC seeking a salvage and/or finds award. After publication of notice that the District Court would entertain claims against the wreck and her cargo, a single claim was filed by Liverpool & London Steamship Protection

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and Indemnity  Association,  Ltd.  ("Liverpool & London") based upon subrogation rights it had obtained from the payment of certain passenger claims for personal effects and cargo. On June 7, 1994, the District Court entered an Order, based upon representations by Liverpool & London, the sole claimant, and the Company that all matters and controversies between them had been compromised and settled, dismissing the claim of Liverpool & London with prejudice.

     After entry of that Order, the District Court entered another Order on June 7, 1994. This second June 7, 1994 Order contained the same operative language regarding ownership as was contained in the 1992 Order authored by the District Court, and stated, in pertinent part, as follows: the court FINDS AND ORDERS that R.M.S. Titanic, Inc. is the salvor-in-possession of the wreck and wreck site of the R.M.S. Titanic, . . . and that R.M.S. Titanic, Inc. is the true, sole and exclusive owner of any items salvaged from the wreck of the defendant vessel in the past and, so long as R.M.S. Titanic, Inc. remains salvor-in-possession, items salvaged in the future. . . R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel . . . Civil Action No. 2:93cv902 (U.S. Dist. Ct., E.D.Va., Norf. Div.)(June 7, 1994). That Order was never appealed.

     The Company encumbered artifacts, entered into contracts for the exhibition of artifacts and sold coal recovered from the wreck site of the TITANIC, all with the knowledge and approval of the District Court. At the same time, the Company advised the District Court that its business plan was to exhibit the artifacts, rather than sell them. In 1998, the District Court ruled, among other things, that the Company was entitled to exclude third parties from visiting and photographing the wreck site while it continued as salvor-in-possession.

     In 1999, the Court of Appeals reversed the District Court ruling regarding visitation and photography, while affirming jurisdiction. In so doing, and in addressing other issues, the Court of Appeals reviewed the status and content of the case, noting that:

     in 1994, the District Court in the Eastern District of Virginia, exercising constructive in rem jurisdiction over the wreck and wreck site of the Titanic, awarded exclusive salvage rights as well as ownership of recovered artifacts, to the Company, a Florida corporation.

     R.M.S. Titanic, Inc. v. Haver, et al, 171 F. 3d 943, 951 (4th Cir. 1999). The 1999 Opinion went on to review the procedural history in detail, to note that the only claim that was filed in the District Court action was dismissed on June 7, 1994, and to recognize that:

     on the same day, the Court entered a separate order granting the Company not only exclusive salvage rights over the wreck and the wreck site of the Titanic, but also "true, sole and exclusive ownership of any items salvaged from the wreck."

     Id. at 952. The Court of Appeals went on in its 1999 Opinion to review in detail the procedure followed by the District Court and then determined that:

     [t]hese conclusions reached by the District Court about RMST's rights are consistent with salvage law which is part of the jus gentium and we expect that whether RMST had returned property from the Titanic to an admiralty court in England or France or Canada, the court would, by applying the same principles, have reached the same conclusions.

     Id. at 966-67.

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     In July 2000, after reviewing  newspaper  reports and letters received from non-parties indicating that the Company planned to consider sale of the artifacts in order to finance continued recovery at the wreck site, the District Court, on its own initiative, issued an Order directing the Company not to sell the artifacts it had recovered and forbidding the Company from cutting into the wreck or detaching any part of the wreck. Because the District Court ostensibly had the authority to control such disposition as an incident of the Court's control over the Company's activities as salvor-in-possession (rather than any lack of ownership by the Company), and because the Company had no plans to sell artifacts at that time, no action was taken to appeal the Order. However, the Company's business plan changed in 2001 and it began to consider alternatives to exhibition. Pursuant to a prior order of the District Court, the Company filed a Periodic Report on September 17, 2001 discussing such alternatives and appeared before the District Court on September 24, 2001 to present that Periodic Report. Following the September 24, 2001 hearing, the District Court issued an Order on September 26, 2001, which Order was subsequently amended on October 19, 2001. In
these  Orders,   the  District  Court  continued  to  enjoin  the  Company  from transferring title to individual artifacts recovered from the wreck of the TITANIC. Moreover, the District Court enjoined the Company from selling, as a group, all of the artifacts previously recovered from the wreck and all of the artifacts recovered in the future from the wreck, without prior approval of the Court. the Company, in turn, filed a timely appeal of the Orders with the United States Court of Appeals for the Fourth Circuit ("Court of Appeals").

     On April 12, 2002, the Court of Appeals affirmed the Orders of the District Court. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel, 286 F.3d 194 (4th Cir. 2002). In so ruling, the Court of Appeals reviewed and declared ambiguous the June 7, 1994 Order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the TITANIC as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the TITANIC.

     While the Company noted in its opening brief to the Court of Appeals that it believed the June 7, 1994 order was entered pursuant to the law of finds, the validity of the June 7, 1994 Order and its award of title to the artifacts was not challenged by the Company (or either of the two friend-of-the-court briefs filed by non-parties) and, thus, was not an issue raised on appeal. Indeed, for nearly eight years, the Company relied upon the District Court's June 7, 1994 Order and its award of ownership of the artifacts to the Company. In many ways, the District Court's June 7, 1994 Order and the Court of Appeals' subsequent affirmation of that Order on March 25, 1999 were the pillars upon which the Company was built and its daily business operations conducted. Relying upon the June 7, 1994 Order of the District Court and its award of ownership, as well as the Court of Appeals' March 25, 1999 affirmation of said Order and award, the Company sold shares of company stock based upon representations of artifact ownership made by the District Court and the Court of Appeals, committed significant resources to fund expeditions to the wreck, encumbered the artifacts recovered from the wreck and repeatedly entered into agreements to exhibit the artifacts around the world. Such actions, available only to property owners, provided the Company with the capital necessary to remain in business and to continue to conduct recovery expeditions to the wreck of the TITANIC.

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

     However, acting on its own, the Court of Appeals reviewed the 1994 Order, reinterpreted it to convey only possession, not title, and held that the Company had no title to any artifacts that it had previously recovered from the wreck of the TITANIC nor to any artifacts that it might recover in the future therefrom. Rather, in the eyes of the Court of the Appeals, the Company holds only an ongoing lien of an indeterminate amount in the artifacts it has recovered, a lien that can only be satisfied through periodic salvage awards or a final salvage award upon completion of salvage service by the Company. The Company, in turn, filed a timely request for appeal ("Petition for Certiorari") with the United States Supreme Court ("Supreme Court"), which request was denied on October 7, 2002.

     Having last conducted a salvage expedition to the wreck of the TITANIC in July/August of 2000 and awaiting a ruling from the Supreme Court on its Petition for Certiorari, the Company informed the District Court in a Periodic Report of August 12, 2002 that the Company was in the process of re-evaluating its plans to conduct further salvage of the wreck. Pursuant to those efforts, the Company's Board of Directors met on September 14, 2002 to formally address the issue. At that time, the Board of Directors adopted a Corporate Resolution regarding the Company's involvement in further salvage of the wreck. As the Company indicated to the District Court in a Supplemental Periodic Report of September 24, 2002, pursuant to that Resolution, the Board of Directors resolved that the Company has "complete[d] the salvage service it intends to perform" on the wreck of the TITANIC. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel . . ., 286 F.3d 194, 208 (4th Cir. 2002). The Board of Directors further resolved that the Company shall voluntarily surrender its status as salvor-in-possession of the wreck of the TITANIC. The Board of Directors also resolved that the Company shall proceed to move this Court for the entry of a full and final salvage award pursuant to the ruling of the United States Court of Appeals for the Fourth Circuit. (The Board of Directors also resolved that, should the United States Supreme Court grant the Company's then-pending Petition for Certiorari and ultimately modify or reverse the ruling of the Court of Appeals, the Company would proceed to perfect its ownership interest in the items recovered from the TITANIC in accordance with the direction of the Supreme Court. However, since, as noted above, the Supreme Court denied the Company's Petition, this resolution was rendered moot.)

     On October 1, 2002, the District Court ordered the Company to appear before it to discuss the Company's intent to relinquish the salvor-in-possession status to the R.M.S. TITANIC conferred upon the Company by Court Order of June 7, 1994. As the Court indicated in its Order it questioned whether, under Florida corporate law, the Company could relinquish such status without shareholder approval. On November 25, 2002, the Company appeared before the District Court as ordered. At that time, the Company informed the Court that it intended to hold a shareholder vote in February 2003, to determine whether the Company would relinquish its salvor-in-possession status.

     As a result of the April 12, 2002 ruling of the Court of Appeals regarding ownership of the artifacts, the above-detailed restrictions on cutting into or detaching any part of the wreck without prior Court approval, the cost of continued salvage efforts and the pending international treaty involving the TITANIC that proposes to make the wreck site of the TITANIC an underwater maritime memorial no longer subject to commercial salvage by the Company or anyone else, the Board of Directors believes that maintenance of salvor-in-possession status is not economically prudent.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION AND APPROVAL FOR THE COMPANY TO RELINQUISH ITS SALVOR-IN-POSSESSION STATUS OVER THE RMS TITANIC, CONFERRED UPON THE COMPANY BY COURT ORDER OF JUNE 7, 1994, AND TO PROCEED TO SEEK A FINAL SALVAGE AWARD


     o the April 12, 2002 ruling of the Court of Appeals that the Company does not own any of the items that it has salvaged from the wreck of the RMS TITANIC or any of the items that it might salvage from the wreck in the future renders questionable the wisdom of undertaking the substantial cost of future salvage and preservation as the Company can neither guarantee its ability to sell the items it recovers nor guarantee that its salvage award will be enhanced by such future salvage;

     o the District Court's restrictions on cutting into or detaching any part of the wreck without prior Court approval renders questionable the wisdom of undertaking the substantial cost of future salvage and preservation as such restrictions greatly reduce the Company's prospects for diversifying or enhancing a collection and exhibition of artifacts in which it has no guaranteed ownership interest through further salvage;

     o because the wreck of the RMS TITANIC lies in international waters, the Company can offer no assurances that a court of any foreign nation will recognize , honor or enforce the District Court's June 7, 1994 Order giving the Company exclusive salvage rights if a third party were to salvage the wreck of the RMS TITANIC;

     o the fact that there is a pending international treaty that purports to divest the Company of its salvage rights to the RMS TITANIC renders questionable the wisdom of undertaking the substantial cost of future salvage and preservation as the Company already has a representative sample of the items available for salvage and is highly unlikely to diversify or enhance its collection and exhibition of artifacts through further salvage in the limited areas in which it is permitted to salvage by the District Court.

NO  DISSENTING RIGHTS

     Section 607.1302(4) provides that the Company is not subject to dissenting rights. Section 607.1302 reads as follows:

          607.1302. Right of shareholders to dissent

          4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting, were either registered on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not fewer than 2,000 shareholders.


     The Company's shares are designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. Therefore, no shareholder of the Company has any dissenting rights under Section 607.1302.

     THE BOARD OF DIRECTORS RECOMMENDS RATIFICATION AND APPROVAL FOR THE COMPANY TO RELINQUISH ITS SALVOR-IN-POSSESSION STATUS OVER THE RMS TITANIC, CONFERRED UPON THE COMPANY BY COURT ORDER OF JUNE 7, 1994, AND TO PROCEED TO SEEK A FINAL SALVAGE AWARD

                                  MISCELLANEOUS

Other Matters

     If any other matters properly come before the meeting, it is the intention of the proxy holders, identified in the proxy card, to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law. The Company does not have notice of any such matters.

Cost of Soliciting Proxies

     The expenses of preparing and mailing the Notice of Special Meeting, the Proxy Statement and the proxy card(s) will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of the Company (who will receive no additional compensation) by personal interviews, telephone, telegraph, and facsimile. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Company's common stock and such persons will be reimbursed by the Company for their expenses incurred in so doing.

Annual Reports and Forms 10-K

     The Company will provide to any stockholder, upon the written request of any such person, an additional copy of the Company's Annual Report on Form 10-K, including the financial statements and the schedules attached to the Company's Annual Report, for its fiscal recent year ended February 28, 2002, as filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934. All such requests should be directed to Gerald Couture, Secretary, RMS Titanic, Inc., 3340 Peachtree Road, Suite 1225, Atlanta, Georgia 30326. No charge will be made for copies of such reports , however a reasonable charge for the exhibits will be made.


                                             By Order of the Board of Directors,

                                                              /s/ Gerald Couture
                                                           ---------------------
                                                                 Gerald Couture,
                                                             Corporate Secretary
Atlanta, Georgia
February  10, 2003

                                RMS Titanic, Inc.
                         3340 Peachtree Road, Suite 1225
                             Atlanta, Georgia 30326

                                      PROXY

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Arnie Geller or Gerald Couture or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of common stock of RMS Titanic, Inc. held of record by the undersigned on December 17, 2002, at the Special meeting of stockholders to be held on February [ ], 2003 any adjournment thereof.


     RATIFICATION AND APPROVAL FOR THE COMPANY TO RELINQUISH ITS SALVOR-IN-POSSESSION STATUS OVER THE RMS TITANIC, CONFERRED UPON THE COMPANY BY COURT ORDER OF JUNE 7, 1994, AND TO PROCEED TO SEEK A FINAL SALVAGE AWARD

          { } FOR                    { } AGAINST                { } ABSTAIN


                   (Continued and to be signed on other side)

                   (Continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     { } Please check if you plan to attend the meeting.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          Dated:  ________________________, 2003


                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                         Print Name

    -----------------------------------      -----------------------------------
       Signatures if held jointly

    -----------------------------------      -----------------------------------
              Print Names

     (PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.)

RMS TITANIC, INC.

FINANCIAL STATEMENTS

FEBRUARY 28, 2002



                                                       RMS TITANIC, INC. AND SUBSIDIARIES


                                               INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------------------

FINANCIAL STATEMENTS FOR THE LAST THREE FISCAL YEARS

Independent Auditors' Report                                                           F-1


Consolidated Financial Statements:

   Consolidated Balance Sheets at February 28, 2001 and February 28, 2002              F-2

   Consolidated Statements of Operations and Comprehensive Operations for the
    Years Ended February 29, 2000, February 28, 2001 and February 28, 2002             F-3

   Consolidated Statements of Stockholders' Equity for the Years Ended
    February 29, 2000, February 28, 2001 and February 28, 2002                         F-4

   Consolidated Statements of Cash Flows for the Years Ended
    February 29, 2000, February 28, 2001 and February 28, 2002                   F-5 - F-6

   Notes to Financial Statements                                                F-7 - F-23




INDEPENDENT AUDITORS' REPORT





To the Board of Directors
RMS Titanic, Inc.


We have audited the accompanying consolidated balance sheets of RMS Titanic, Inc. and Subsidiaries as of February 28, 2002 and February 28, 2001 and the related statements of operations and comprehensive operations, stockholders' equity, and cash flows for each of the three years in the period ended February 28, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RMS Titanic, Inc. and Subsidiaries as of February 28, 2002 and February 28, 2001 and the results of their operations and their cash flows for each of the three years in the period ended February 28, 2002, in conformity with accounting principles generally accepted in the United States of America.


/s/ Kempisty & Company CPAs, P.C.
------------------------------
KEMPISTY & COMPANY
Certified Public Accountants, P. C.
New York, New York

September 12, 2002


                                                                                    RMS TITANIC, INC. AND SUBSIDIARIES

                                                                                           CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------------------
                                                                                      February 28,         February 28,
                                                                                          2001                 2002
-----------------------------------------------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                                                            $  610,000        $     146,000
  Accounts receivable                                                                      36,000               40,000
  Prepaid and refundable taxes                                                            585,000            2,261,000
  Prepaid expenses and other current assets                                               153,000               70,000

  Net assets of discontinued operations                                                   470,000            1,221,000
-----------------------------------------------------------------------------------------------------------------------
      Total current assets                                                              1,884,000            3,738,000

Artifacts owned, at cost                                                               11,282,000            4,495,000

Salvor's lien                                                                                 -                  1,000

Deferred Income Tax Asset                                                                 303,000                  -

Property and Equipment, net of accumulated depreciation
 of $936,000 and $1,210,000, respectively                                                 841,000              544,000

Other Assets                                                                              692,000               61,000

-----------------------------------------------------------------------------------------------------------------------
      Total Assets                                                                    $15,002,000           $8,839,000
=======================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities                                             $  938,000        $     709,000
  Deferred income tax liability                                                            72,000                  -
  Deferred revenue                                                                      1,241,000              788,000

-----------------------------------------------------------------------------------------------------------------------
      Total current liabilities                                                         2,251,000            1,497,000
-----------------------------------------------------------------------------------------------------------------------

Commitments and Contingencies

Stockholders' Equity:
  Common stock - $.0001 par value; authorized 30,000,000 shares,
   issued and outstanding 16,947,128 and 18,550,047 shares, respectively                    2,000                2,000
  Additional paid-in capital                                                           15,240,000           16,615,000
  Accumulated other comprehensive operations                                              (31,000)             (31,000)
  Accumulated deficit                                                                  (2,460,000)          (9,244,000)
-----------------------------------------------------------------------------------------------------------------------
      Stockholders' equity                                                             12,751,000            7,342,000
-----------------------------------------------------------------------------------------------------------------------
      Total Liabilities and Stockholders' Equity                                      $15,002,000           $8,839,000
=======================================================================================================================


See Notes to Financial Statements



                                                                              RMS TITANIC, INC. AND SUBSIDIARIES


                                              CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS
-----------------------------------------------------------------------------------------------------------------
                                                                February 29,      February 28,       February 28,
Year ended                                                         2000              2001               2002
-----------------------------------------------------------------------------------------------------------------
Revenue:
  Exhibitions and related merchandise sales                    $ 6,136,000        $5,464,000       $  2,354,000
  Licensing fees                                                    17,000           108,000            313,000
  Merchandise and other                                            221,000            60,000             39,000
  Sale of coal                                                      59,000            67,000             62,000

-----------------------------------------------------------------------------------------------------------------
Total revenue                                                    6,433,000         5,699,000          2,768,000
-----------------------------------------------------------------------------------------------------------------
Expenses:
  General and administrative                                     6,154,000         4,405,000          3,391,000
  Depreciation and amortization                                    303,000           558,000            374,000
  Expedition costs                                                  11,000           763,000             32,000
  Cost of merchandise sold                                          18,000             5,000             85,000
  Cost of coal sold                                                  6,000             8,000              6,000
  Impairment loss on exhibitry equipment                            75,000                 -                 -
  Impairment charge for artifacts recovered, net of taxes                -                 -          6,148,000
-----------------------------------------------------------------------------------------------------------------
Total expenses                                                   6,567,000         5,739,000         10,036,000
-----------------------------------------------------------------------------------------------------------------

Income (loss) from continuing operations                          (134,000)          (40,000)        (7,268,000)
Other income:
  Interest                                                         113,000            76,000              8,000
  Other                                                                  -                 -                  -
-----------------------------------------------------------------------------------------------------------------
Income (loss) before provision for income taxes                    (21,000)           36,000         (7,260,000)

Provision (benefit) for income taxes                                     -                 -              -
-----------------------------------------------------------------------------------------------------------------
Net income (loss) from Continuing Operations before
   discontinued operations and extra-ordinary gain              $  (21,000)       $   36,000        $(7,260,000)
=================================================================================================================
Discontinued operations:
     Loss from operations of Danepath subsidiary disposed of:            -           (67,000)          (168,000)
     Gain on disposal of Danepath including provision in 2002 of
       a $46,000 operating loss during phase out period.                 -                 -            644,000
=================================================================================================================
Net income (loss)                                               $  (21,000)         $(21,000)       $(6,784,000)
-----------------------------------------------------------------------------------------------------------------
Net income (loss) for basic and diluted common shares from
  Continuing operations                                         $    - 0 -          $  - 0 -        $     (0.38)
Net income (loss) for basic and diluted common shares from
  discontinued operations                                       $    - 0 -          $  - 0 -        $     - 0 -

Earnings (loss) per common share, basic and diluted             $    - 0 -          $  - 0 -        $     (0.38)
=================================================================================================================

Weighted-average number of common shares outstanding            16,187,128        16,732,991         18,058,573
=================================================================================================================
Net income (loss)                                               $  (21,000)         $(21,000)       $(6,784,000)
-----------------------------------------------------------------------------------------------------------------
Other Comprehensive Operations:
     Foreign Currency Translations                              $   - 0 -           $(31,000)       $     - 0 -
-----------------------------------------------------------------------------------------------------------------
Comprehensive net income (loss)                                 $ (21,000)          $(52,000)       $(6,784,000)
=================================================================================================================







See Notes to Financial Statements





                                                                                                 RMS TITANIC, INC. AND SUBSIDIARIES

                                                                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------------------
Years ended February 29, 2000, February 28, 2001 and February 28, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Accumulated
                                                           Common StockAdditional            Other
                                              Number                        Paid-in      Comprehensive   Accumulated   Stockholders'
                                            of Shares       Amount          Capital        Operation       Deficit        Equity
------------------------------------------------------------------------------------------------------------------------------------

Balance as of March 1, 1999                 16,187,128       $2,000         $13,916,000        -        $(2,418,000)    $11,500,000

Issuance of compensatory stock options                -           -             133,000        -                  -         133,000
Common stock to be issued in settlement
 of litigation                                        -           -             191,000        -                  -         191,000
Net loss                                              -           -                   -        -            (21,000)        (21,000)
------------------------------------------------------------------------------------------------------------------------------------

Balance as of February 29, 2000              16,187,128      $2,000         $14,240,000        -        $(2,439,000)    $11,803,000

Common stock issued for acquisition of
 intangibles                                    600,000           -             900,000        -                  -         900,000
Issuance of common stock in settlement
 of litigation as of February 29, 2000          100,000           -                   -        -                  -               -
Issuance of common stock for services            60,000           -             100,000        -                  -         100,000
Foreign currency translation adjustment               -           -                   - $(31,000)                 -         (31,000)
Net loss                                              -           -                   -        -            (21,000)        (21,000)

------------------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 2001              16,947,128      $2,000         $15,240,000 $(31,000)       $(2,460,000)    $12,751,000

Common stock issued for acquisition
 of ownership of RMS Carpathia                1,704,545           -             819,000                                     819,000
Return of common stock for sale
 of intangibles                                (600,000)
Issuance of common stock for services           498,374           -             343,000        -                 -          343,000
Issuance of compensatory stock options                                          213,000                                     213,000
Net income                                                                                               (6,784,000)     (6,784,000)
------------------------------------------------------------------------------------------------------------------------------------
Balance as of February 28, 2002              18,550,047      $2,000         $16,615,000 $(31,000)       $(9,244,000)     $7,342,000
------------------------------------------------------------------------------------------------------------------------------------

See Notes to Financial Statements





                                                                                         RMS TITANIC, INC. AND SUBSIDIARIES

                                                                                      CONSOLIDATED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------

                                                                          February 29,       February 28,        February 28,
Year ended                                                                    2000               2001                2002
-----------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income (loss)                                                     $   (21,000)      $    (21,000)   $     (6,841,000)
  Deduct Loss from discontinued operation                                         -                  -            (168,000)
-----------------------------------------------------------------------------------------------------------------------------
 Income (Loss) from continuing operations                               $   (21,000)      $    (21,000)   $     (6,673,000)
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
    Net gain on sale of business                                                  -                  -             644,000
    Depreciation and amortization                                           303,000            599,000             374,000
    Impairment loss on exhibitry equipment                                   75,000                  -                   -
    Amortization of deferred revenue                                        104,000                  -                   -
    Issuance of common stock for services                                         -            100,000                   -
    Issuance of compensatory stock options                                  133,000                  -             213,000
    Net deferred income tax benefit (expense)                               (46,000)           324,000
    Other                                                                    (3,000)                 -                   -
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable                          1,274,000            335,000              (3,000)
      (Increase) decrease in prepaid and refundable taxes                  (734,000)           578,000          (1,365,000)
      Decrease (increase) in prepaid expenses and other current assets      129,000           (103,000)            365,000
      Decrease (decrease) in other assets                                         -            (29,000)          6,749,000
      Increase in deferred revenue                                                -            637,000            (453,000)
      Increase (decrease) in accounts payable and accrued liabilities       976,000         (1,948,000)           (292,000)
------------------------------------------------------------------------------------------------------------------------------
        Total adjustments                                                 2,402,000            493,000           6,232,000
------------------------------------------------------------------------------------------------------------------------------
        Net cash provided by operating activities                         2,381,000            472,000            (441,000)
------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Artifact recovery costs                                                         -         (2,107,000)                  -
  Purchases of property and equipment                                       (36,000)          (776,000)            (23,000)
------------------------------------------------------------------------------------------------------------------------------
        Cash used in investing activities                                   (36,000)        (2,883,000)            (23,000)
------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Proceeds from debt                                                              -            250,000                   -
  Repayment of debt                                                               -           (250,000)                  -
------------------------------------------------------------------------------------------------------------------------------
        Cash used in financing activities                                         -                  -                   -
------------------------------------------------------------------------------------------------------------------------------

Effect of exchange rate changes on cash                                           -            (31,000)                  -
------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                      2,345,000         (2,442,000)           (464,000)

Cash and cash equivalents at beginning of year                              720,000          3,065,000             610,000
------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                  3,065,000          $ 623,000        $    146,000
==============================================================================================================================

Supplemental disclosure of cash flow information:
  Cash paid during the year for income taxes                            $ 1,207,000          $   - 0 -        $      - 0 -
==============================================================================================================================


                                                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                                   CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT'D)
------------------------------------------------------------------------------------------------------------------

                                                                  February 29,      February 28,     February 28,
Year ended                                                            2000              2001             2002
------------------------------------------------------------------------------------------------------------------

Supplemental schedule of non-cash financing and investing activities:

  Issuance of compensatory stock options                      $     133,000        $   - 0 -          $   213,000
==================================================================================================================
  Common stock to be issued in settlement litigation          $     191,000        $   - 0 -          $     - 0 -
==================================================================================================================
  Common stock issued for assets                              $        - 0 -       $ 900,000          $  819,000
==================================================================================================================

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

RMS Titanic, Inc. initially conducted business as Titanic Ventures Limited Partnership ("TVLP"). In 1993, RMS Titanic, Inc. acquired all of TVLP's assets and assumed all of TVLP's liabilities. The transaction was accounted for as a "reverse acquisition" with TVLP deemed to be the acquiring entity. RMS Titanic, Inc. and TVLP are referred to as the "Company" as the context dictates.

In June 2000, the Company established a wholly owned United Kingdom subsidiary, Danepath Ltd. for the purpose of purchasing the research vessel, RRS Challenger, a 178 foot- 1050 ton ship that was utilized in the expedition to the TITANIC wreck site during the summer of 2000. This vessel was acquired on June 30, 2000 from the Natural Environment Research Council, a British governmental agency. The name of the vessel was changed to the "SV EXPLORER".

In May 2001, the Company acquired the ownership rights to the shipwreck the RMS Carpathia (the "Carpathia"). The Carpathia was the vessel that rescued the survivors from the Titanic. The value that was assigned to this asset ($1,374,000) is the un-amortized value of other intangible assets purchased by the Company in April 2000 from this same entity ($555,000), plus the fair market value of 1,104,545 newly issued shares of common stock ($819,000).

On April 2, 2002, the Company entered into a Purchase Agreement for the sale of the common stock, representing 100% ownership, of its Danepath Ltd. subsidiary to Argosy International Ltd. The purchase price, as amended by Agreement on June 1, 2002, was $1.5 million. Danepath's principal asset is the research and recovery vessel "SV Explorer". Under the terms of the Purchase Agreements the Company received $100,000 upon execution and an obligation of $1.4 million, bearing interest at 8% per annum that will be paid within six months. This obligation is collateralized with both a first mortgage on the vessel "SV Explorer", the principal asset owned by Danepath, and all the common stock of the Company owned by Argosy International, Ltd. On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter-company accounts and transactions have been eliminated.

The Company was formed in 1987 for the purposes of exploring the wreck and surrounding oceanic area of the vessel the RMS Titanic (the "Titanic"); obtaining oceanic material and scientific data available there-from in various forms, including still and moving photography and artifacts ("Artifacts") from the wreck site; and utilizing such data and Artifacts in revenue-producing activities such as touring exhibitions, television programs and the sale of still photography. The Company also earns revenue from the sale of coal and Titanic-related products.

The Company was declared salvor-in-possession of the Titanic, so long as the Company is salvor-in-possession, pursuant to a judgment entered in the Federal District Court for the Eastern District of Virginia. On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Vessel ., 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of artifacts recovered by the Company from the RMS Titanic wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the Titanic. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award.

As a consequence  of the Fourth  Circuit's  decision,  the Company  reviewed the carrying cost of artifacts recovered from Titanic expeditions to determine impairment of values. Up until the ruling by the Fourth Circuit, the Company was carrying the value of the artifacts that it recovered from the Titanic wreck site at the respective costs of the expeditions as the Company believed it was the owner of all artifacts recovered. The Company had relied on ownership being granted by the United States Federal District Court in a June 7, 1994 order. As a consequence of this review and in compliance with the requirements of Statement of Financial Accounting Standards ("SFAS") 142- impairment of long-lived assets and SFAS 121-the valuation of non-goodwill intangibles, it was determined that an impairment of realizable values had occurred because of the Fourth Circuit's ruling that removed ownership of certain artifacts from the Company that are under the jurisdiction of the United States District Court. The District Court has jurisdiction of all artifacts that have been recovered from the Titanic wreck site except for those 1800 artifacts recovered in the 1987 expedition. These 1987 artifacts were previously awarded to the Company by the government of France in 1993. Furthermore, the Salvor's Lien that the Fourth Circuit Court acknowledged the Company was entitled to under its Salvor-in-Possession status could not be quantified other than for a de minimus amount because of the uncertainty of the wide latitude given a United States Federal Maritime Court to evaluate the Blackwall factors for a salvor's award and the adjustment to such an award, if any, for revenues the Company has derived from the exhibition of artifacts since 1994. Therefore an impairment charge of an amount equal to the costs of recovery for all expeditions after 1987, net of tax benefit, was established less a re-classification of $1,000, a de minimus amount, for the value of a salvor's lien.

Since August 1987, the Company has completed six expeditions to the wreck site of the Titanic and has recovered approximately 6,000 artifacts, a section of the Titanic's hull and coal used on the Titanic.

Artifacts recovered in the 1987 Titanic expedition are carried at the lower of cost of recovery or net realizable value ("NRV"). The costs of recovery are the direct costs of chartering of vessels and related crews and equipment required to complete the dive operations for that expedition.

Costs associated with the care, management and preservation of recovered Artifacts are expensed as incurred. A majority of the Artifacts are located within the United States.

To ascertain that the aggregate NRV of the Artifacts exceeds the direct costs of recovery of such Artifacts, the Company evaluates various evidential matter. Such evidential matter includes documented sales and offerings of Titanic-related memorabilia by auction houses and private dealers, an appraisal of certain Artifacts, insurance coverage obtained in connection with the potential theft, damage or destruction of all or part of the Artifacts and other evidential matter regarding the public interest in the Titanic.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Under the 1998 Charter Agreement with the Institute of France for the Research and Exploitation of the Sea ("IFREMER"), the Company is contractually restricted from selling certain Artifacts except to an entity that will make them available for exhibition to the public, as defined.

At each balance sheet date, the Company evaluates the period of amortization of intangible assets. The factors used in evaluating the period of amortization include: (i) current operating results, (ii) projected future operating results, and (ii) other material factors that affect the continuity of the business.

For purposes of the statement of cash flows, the Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

The Company maintains cash in bank accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses on these accounts.

Revenue from the licensing of the production and exploitation of audio and visual recordings by third parties, related to the Company's expeditions, is recognized at the time that the expedition and dive take place.

Revenue from the licensing of still photographs and video is recognized at the time the rights are granted to the licensee.

Revenue from the granting of sponsorship rights related to the Company's expeditions and dives is recognized at the completion of the expedition.

Revenue sharing from the sale of Titanic-related products by third parties is recognized when the item is sold.

Revenue from license agreements is recognized pro-rata over the life of the agreements. Amounts received in excess of amounts earned are shown as deferred revenue.

Coal recovered from the Titanic wreck site is sold by the Company. Revenue from sales of such coal is recognized at the date of shipment to customers. Recovery costs attributable to the coal are charged to operations as revenue from coal sales are recognized.

Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between financial reporting and income tax bases of assets and liabilities. They are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Depreciation of property and equipment is provided for by the straight-line method over the estimated lives of the related assets.

SFAS No. 123, Accounting for Stock-Based Compensation, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has elected to account for its stock-based compensation plans using the intrinsic value method prescribed by

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Accounting Procedures Bulletin ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and to present pro forma earnings (loss) and per share information as though it had adopted SFAS No. 123. Under the provisions of APB Opinion No. 25, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

Basic earnings per common share ("EPS") is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS, representing the potential dilution that would occur from common shares issuable through stock-based compensation, including stock options, restricted stock awards, warrants and other, is not presented for the years ended February 29, 2000, February 28, 2001 and February 28, 2002 since there was no dilutive effect of potential common shares or the dilutive effect is not material.

The Company does not believe that any recently issued, but not yet effective, accounting standards will have a material effect on the Company's financial position, results of operations or cash flows.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts in the financial statements. Actual results could differ from those estimates.

All amounts in the accompanying financial statements have been rounded to the nearest thousand dollar.

2. CORPORATE GOVERNANCE, DIRECTORS, OFFICERS AND OTHER MATTERS:

On November 26, 1999, two of the six members of the Company's Board of Directors, Messrs. Geller and Harris, and others; acting via an action by written consent of the holders of a majority of voting rights of the Company's common stock, in lieu of a meeting; removed Messrs. Tulloch, Hothorn, Nargeolet, and Carlin as Directors of the Company and subsequently Messrs Tulloch and Carlin as Officers.

The removed officers and directors brought an action in the United States District Court for Connecticut against Messrs. Geller and Harris and others seeking to obtain a judicial reversal of their removal from office. Because of the uncertainty as to the individuals who could conduct business on behalf of the Company during the time from November 26, 1999 to the resolution of the dispute, the Company's bank stopped honoring checks and froze all funds on deposit. In addition, a creditor notified the Company that it would not tender a $2,000,000 payment otherwise due and payable until the dispute among current and former directors was resolved or settled.

The legal action was resolved on or about January 21, 2000 with a Settlement Agreement whereby the Company agreed, among other things, to: (a) pay to Messrs. Tulloch and Carlin an aggregate amount of $2,500,000 in three equal installments to be completed within six months of the date of the settlement; (b) allow Messrs. Tulloch and Carlin to submit documented requests for reimbursement of previously un-reimbursed business expenses; (c) review/revise payment information submitted to the Internal Revenue Service with respect to the nature of payments previously made to Mr. Carlin; (d) give Messrs. Tulloch and Carlin the authority to exercise previously issued options to acquire an aggregate of 1,000,000 shares of the Company's common stock and to cause the Company to file a Registration Statement with respect to the options and underlying shares of common stock; (e) indemnify the former officers and directors who participate in the Settlement Agreement to the full extent of applicable law and to the extent of officers' and directors' liability under the existing Company policy; and (f) reimburse Messrs. Tulloch and Carlin for the costs of health insurance for a period of 18 months.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Messrs.  Tulloch  and Carlin  agreed,  among  other  things,  to: (a) accept the
$2,500,000 as full monetary payment (with the exception of previously noted un-reimbursed business expenses) for any claims against the Company, Messrs. Geller and Harris and others in connection with this action and amounts otherwise due them in connection with their roles as officers and directors of the Company; (b) send appropriate letters to the Company's bank and aforementioned creditor to "unfreeze" corporate funds and to allow operational cash flow to resume; (c) enter into an 18-month standstill agreement which precludes them from interfering in Company management without the prior approval of the board of directors and shareholders; (d) discontinue their efforts to have the Titanic determined to be a monument and to restrict the removal of materials from the Titanic wreck site; (e) return all the Company's property in their possession, including records and files, and provide a complete list of Company Artifacts which are located anywhere in the world; (f) provide, for a three-month period, cooperation in effecting a professional management transfer;
(g) return all monies held in Mr. Carlin's attorney trust account along with an accounting of such; and (h) discontinue access to the Company's Internet site and to sell back to the Company, at cost, another Web site utilizing the name "Titanic."

At February 29, 2000, accounts payable and accrued liabilities include a balance of $1,608,000 payable to Messrs. Tulloch and Carlin under the terms of the Settlement Agreement. At February 28, 2002, there were no amounts due under the terms of the Settlement Agreement. During the year ended February 29, 2000, $1,672,000 was charged to operations in connection with this Settlement Agreement.

The Company has indemnified all defendants in the legal action brought by the removed officers and directors from all legal fees and expenses and other costs associated with the action.

The Company has not properly filed fully executed Form 10-Ks for each of the years ended February 28, 1997 and 1998. As a result of the Company's principal accounting officer and a majority of the board of directors declining to execute the Company's Form 10-K for the year ended February 28, 1997, the Company filed, as an exhibit to its Form 8-K, the form of Form 10-K that had been approved for filing by Mr. Tulloch, the Company's principal executive officer and a director. It is believed that the Company's principal accounting officer and certain of its directors refused to execute the Form 10-K because they were uncertain as to whether the Form 10-K reflected all necessary disclosures or contained disclosures that were materially inaccurate or misleading or otherwise inappropriate. Similarly, for the year ended February 28, 1998, the Company filed, as an exhibit to its Form 8-K, the form of Form 10-K that had been approved for filing by Mr. Tulloch.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3. PROPERTY AND EQUIPMENT:

Property and equipment, at cost, consists of the following:

                                            February 28,    February 28,       Estimated
                                                2001            2002           Useful Life
-------------------------------------------------------------------------------------------------

Exhibitry equipment                         $1,378,000      $1,378,000           5 years
Office equipment                               175,000         188,000           5 years
Furniture and fixtures                         164,000         188,000           5 years
-------------------------------------------------------------------------------------------------
                                             1,717,000       1,754,000
Less accumulated depreciation                  936,000       1,210,000
-------------------------------------------------------------------------------------------------
                                           $   692,000       $ 544,000
=================================================================================================


4. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

Accounts payable and accrued liabilities consist of the following:

                                                    February 28,    February 28,
                                                        2001            2002
--------------------------------------------------------------------------------

Amounts payable for professional and consulting fees    492,000        $ 413,000
Other miscellaneous liabilities                         211,000          296,000
--------------------------------------------------------------------------------
                                                       $938,000        $ 709,000
================================================================================

5. INCOME TAXES

The provision for income taxes consists of the following components:

                                  February 29,            February 28,        February 28,
Year ended                            2000                   2001                 2002
-------------------------------------------------------------------------------------------------
Current:
   Federal                          $      -              $(257,000)         $(2,720,000)
   State and local                  $ 46,000                (35,000)            (786,000)
-------------------------------------------------------------------------------------------------
                                      46,000               (292,000)          (3,506,000)
-------------------------------------------------------------------------------------------------
Less: Tax effect
        of impairment charge                                                   1,954,000

Deferred:
  Federal                            (86,000)               257,000            1,230,000
  State and local                     40,000                 35,000              322,000
-------------------------------------------------------------------------------------------------
                                     (46,000)               292,000            1,552,000
-------------------------------------------------------------------------------------------------
Provision for income taxes         $     -0-              $     -0-           $      -0-
-------------------------------------------------------------------------------------------------


                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The total provision for income taxes differs from that amount which would be computed by applying the U.S. federal income tax rate to income before provision for income taxes. The reasons for these differences are as follows:


                                            February 29,      February 28,       February 28,
Year ended                                      2000             2001                2002
-------------------------------------------------------------------------------------------------

Statutory federal income tax rate             (34.0)%            (34.0)%           (34.0)%
Effect of federal graduated tax
 rates                                      -(293.6)              (5.2)                -
State income taxes, net of federal
 benefit                                      327.6                6.0              (6.0)%
Net Operating Loss Carry-forward                  -                  -              21.0%
Impairment Charge -                               -                  -              19.0%
Other, net                                        -               33.2                 -

--------------------------------------------------------------------------------------------------
      Effective income tax rate                 -0-%               -0-%              -0-%
==================================================================================================

The net deferred income tax asset consists of the following:

                                               February 28,         February 28,
                                                  2001                  2002
--------------------------------------------------------------------------------
Net Operating loss carry-forward                                     $1,552,000
Deferred tax asset - expenses not currently
 deductible                                       $303,000              294,000
Deferred tax liability - depreciation              (72,000)                   -
Valuation allowance for doubtful tax assets                          (1,846,000)
--------------------------------------------------------------------------------
 Net deferred tax                                 $231,000                 $-0-


The net operating loss carry-forward of approximately $3,900,000 expires in 2022. A valuation allowance of 100% of the deferred income tax asset has been provided at February 28, 2002 because of the uncertainties as to the amount of taxable income that will be generated in the future years as a result of the determination by the federal court of appeals that the Company does not own the Titanic artifacts. During the years ended February 28, 1999 through February 28, 2001, the Company had no valuation allowance.

6. STOCKHOLDERS' EQUITY:

Prior to the acquisition of TVLP's assets, the Company initiated an exchange agreement with the holders of certain Class B warrants in which the holders would receive shares of the Company's common stock in exchange for certain Class B warrants. Through February 28, 2002, the Company had received 20,700 Class B warrants to be exchanged for 20,700 shares of common stock of the Company, of which 16,500 shares still remain to be issued. There were 5,556 warrants outstanding as of February 28, 2002.

During the year ended February 28, 2001, the Company issued 100,000 shares of common stock to a third party as settlement of certain litigation.

During the year ended February 28, 2002, the Company issued 333,767 shares of common stock as compensation.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In April 2000, the Company acquired certain intangible assets in exchange for 600,000 shares of its common stock valued at $900,000 after giving effect to certain restrictions placed on such common stock. Concurrently, the Company entered into an agreement for the services of an individual to January 3, 2003. Since the individual was primarily responsible in assisting the Company in exploiting the intangible assets acquired, the assets were being amortized over the term of the individual's service agreement. The assets are included in other assets in the accompanying balance sheet. Amortization expense for the year ended February 28, 2001 and accumulated amortization at February 28, 2001 amounted to approximately $285,000. Amortization expense for the year ended February 28, 2002 amounted to approximately $60,000. In May of 2001 these intangibles were exchanged in a transaction for the ownership of the RMS Carpathia as discussed below.

In May 2001, the Company acquired the rights to the shipwreck the RMS Carpathia (the "Carpathia"). The Carpathia was the vessel that rescued the survivors from the Titanic. The value that was assigned to this asset ($1,374,000) is the un-amortized value of other intangible assets purchased by the Company in April 2000 from this same entity ($555,000), plus the fair market value of 1,104,545 newly issued shares of common stock ($819,000).

On April 2, 2002, the Company entered into a Purchase Agreement for the sale of the common stock, representing 100% ownership, of its Danepath Ltd. subsidiary to Argosy International Ltd. The purchase price, as amended by Agreement on June 1, 2002, was $1.5 million. Danepath's principal asset is the research and recovery vessel "SV Explorer". Under the terms of the Purchase Agreements the Company received $100,000 upon execution and an obligation of $1.4 million, bearing interest at 8% per annum that will be paid within six months. This obligation is collateralized with both a first mortgage on the vessel "SV Explorer", the principal asset owned by Danepath, and all the common stock of the Company owned by Argosy International, Ltd. On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7. STOCK OPTIONS:

Transactions relating to stock options are as follows:

                                                                                                              Weighted-
                                                           Number of              Average
                                                          Shares and             Exercise
                                                            Options                Price
                                                          Exercisable            per Share
-------------------------------------------------------------------------------------------------
Balance at March 1, 1999                                    830,000                $1.33
Expired                                                    (330,000)               $1.46
Granted                                                     500,000                $2.00
-------------------------------------------------------------------------------------------------
Balance at February 29, 2000                              1,000,000                $1.63
Canceled                                                   (500,000)               $1.15
Granted                                                   2,150,000                $1.79
-------------------------------------------------------------------------------------------------
Balance at February 28, 2001                              2,650,000                $1.60
Canceled                                                         -0-                 -0-
Granted                                                   1,350,000                $0.48
-------------------------------------------------------------------------------------------------
Balance at February 28, 2002                              4,000,000                $1.22
=================================================================================================

In January 1999, the Company extended the expiration date from April 6, 1999 to April 6, 2004 of an immediately exercisable option to purchase 500,000 shares of the Company's common stock at a price of $1.25 per share. For financial reporting purposes, this has been treated as a new option grant and the cancellation of an existing option.

In July 1999, the Company granted to its President options to purchase 500,000 shares of common stock. The options are exercisable at $2.00 per share through May 26, 2004. Compensation expense of $133,000 was charged to operations in connection with these options.

During the year ended February 28, 2001, the Company granted to an employee options, expiring March 31, 2003, to acquire: (a) 83,333 shares of the Company's common stock at an exercise price of $3.00 per share; (b) 83,333 shares of the Company's common stock at an exercise price of $4.00 per share; and (c) 83,334 shares of the Company's common stock at an exercise price of $5.00 per share.

In April 2000, the Company adopted an incentive stock option plan (the "Plan") under which options to purchase 3,000,000 shares of common stock may be granted to certain key employees, directors or consultants. The exercise price will be based on the fair market value of such shares as determined by the board of directors at the date of the grant of such options. As of February 28, 2002, options to purchase 3,000,000 shares of common stock have been granted under the Plan.

In April 2000, the Company granted an officer/director a stock option to purchase 300,000 shares of the Company's common stock at a price of $1.625 per share, which was the market value of the stock at the time of grant. The option expires in 10 years.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In June 2000, the Company granted an option to purchase 500,000 shares of the Company's common stock at $1.75 per share to its President and Chief Executive Officer. This option has a 10-year maturity.

In June 2000, the Company granted an option to purchase 500,000 shares of the Company's common stock at $1.75 per share to an officer and director. Subsequently, this option was cancelled.

In January  2001,  options  were issued to employees  and  directors to purchase
600,000 shares of common stock at $1.15 per share. The options expire in 10 years.

In May 2001, the Company granted an option to purchase 250,000 shares of the Company's common stock at $0.88 per share to its Vice President and Director of Operations. This option has a 5-year maturity.

In February 2002, the Company granted an option to purchase 500,000 shares of the Company's common stock at $0.40 per share to its Vice President and Chief Financial Officer. This option has a 10-year maturity.

In February 2002, the Company granted an option to purchase 500,000 shares of the Company's common stock at $0.40 per share to its President and Chief Executive Officer. This option has a 10-year maturity.

In February 2002, the Company reset the option strike price for 300,000 outstanding options owned by its directors to $0.40.

The following table summarizes the information about stock options outstanding at February 28, 2002:

                                Options Outstanding and Exercisable
                        ------------------------------------------------------
                                             Weighted-
                                              Average           Weighted-
                                             Remaining           Average
     Range of              Number           Contractual         Exercise
  Exercise Price        Outstanding         Life (Years)           Price
--------------------------------------------------------------------------------
      $0.40             1,400,000               9.92                $0.40
      $0.88               250,000               9.25                $0.88
      $1.15               300,000               8.83                $1.15
      $1.25               500,000               2.10                $1.25
      $1.63               300,000               8.17                $1.63
      $1.75               500,000               8.33                $1.75
      $2.00               500,000               2.24                $2.00
  $3.00 - $5.00           250,000               1.00                $4.00
--------------------------------------------------------------------------------
  $0.40 - $5.00         4,000,000                                   $1.28
================================================================================

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Company has elected, in accordance with the provisions of SFAS No. 123, to apply the current accounting rules under APB Opinion No. 25 and related interpretations in accounting for stock options and, accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net income and income per common share for the years ended February 28 (29), 2000, 2001 and 2002 would approximate the pro forma amounts shown in the table below:

                          February 29,        February 28,       February 28,
 Year ended                   2000               2001                2002
--------------------------------------------------------------------------------

Reported net income (loss)     $(21,000)      $     (21,000)   $     (6,784,000)
================================================================================

Pro forma net income (loss) $(1,261,000)        $(2,896,000)   $     (6,784,000)
================================================================================
Reported net income (loss)
 per common share           $     - 0 -       $       - 0 -    $           (.38)

Pro forma net income (loss)
 per common share           $      (.08)      $        (.17)   $           (.38)
================================================================================
The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

--------------------------------------------------------------------------------
                          February 29,        February 28,    February 28,
Year ended                     2000                2001           2002
--------------------------------------------------------------------------------
Expected life of options          5 years          9.07 years       9.07 years
================================================================================
Risk-free interest rate           5.75%            5.85%            4.75%
================================================================================
Expected volatility of RMS
Titanic, Inc.                   113.3%             116.7%          100.0%
================================================================================
Expected dividend yield on
RMS Titanic, Inc.               $ - 0 -          $ - 0 -           $ - 0 -
================================================================================

The weighted-average fair value of options granted during the years is as follows:

                            February 29,      February 28,       February 28,
Year ended                      2000              2001               2002
--------------------------------------------------------------------------------
Fair value of each
 option granted           $       1.87   $          1.38        $         .16
Total number of
 options granted               500,000         2,150,000            1,350,000
--------------------------------------------------------------------------------
Total fair value of all
 options granted          $    937,500   $     2,962,000        $     212,600
================================================================================

In accordance with SFAS No. 123, the weighted-average fair value of stock options granted is based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because the Company's stock options do not trade on a secondary exchange, employees can receive no value or derive any benefit from holding stock options under these arrangements without an increase in the market price of the Company. Such an increase in stock price would benefit all stockholders commensurately.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8. LITIGATION:

The United States Department of State and the National Oceanic and Atmospheric Administration of the United States Department of Commerce (the "NOAA") are working together to implement an International Agreement (the "Agreement") with entities in the United Kingdom, France and Canada that would diminish and/or divest the Company of its salvor-in-possession rights to the Titanic which had been awarded by the Federal District Court for the Eastern District of Virginia (the "District Court"). The Company has raised numerous objections to the United States Department of State regarding the actions of the United States to participate in efforts to reach an agreement governing salvage activities of the Titanic. The Agreement, as drafted, does not recognize the existing rights of the Company in the Titanic that have been reaffirmed in the District Court and affirmed by the Court of Appeals of the Fourth Circuit and provides that the Agreement enters into force when any two of the party states sign it. The United States Department of Justice has represented that the United States believed it had complied with the RMS Titanic Memorial Act in the development of the international guidelines to implement the Agreement, but would solicit comments from the public at large regarding the draft international guidelines and the
NOAA will  consider  the  comments,  and then  publish  the final  international guidelines. On April 3, 2000, the Company filed a motion for declaratory judgment asking that the District Court declare unconstitutional and inappropriate the efforts of the United States to reach an international agreement with the other parties and that it be precluded from seeking to implement such an agreement. On September 15, 2000, in a decision by the Court it was ruled that the Company's motion was not ripe for consideration at the present time, and that the Company may renew its motion when and if an international Agreement is agreed to and signed by the parties to the Agreement, final guidelines are drafted, and Congress passes implementing legislation. The Company expects, that whatever the outcome of this matter, there will be no impact on artifacts it already owns.

The Company was a defendant in an action brought by Suarez Corporation Industries ("SCI") in the United States District Court for the Southern District of New York. Between October 1995 and March 1997, the Company and SCI entered into various agreements providing for the exploitation of artifacts and other merchandise and arranging for a cruise and ancillary events including the financing and sharing of the division of contractual defined profits all with respect to the 1996 expedition of the Titanic by the Company. SCI brought various claims that included co-salvor status and breach of contract. On February 8, 2001, the Company, as defendant, was granted a judgment in its favor as the lawsuit was not timely filed and was time-barred from consideration. Suarez did not appeal this judgment within the prescribed time.

On September 7, 2000, Mr. G. Michael Harris, a former officer and director of the Company, filed suit in the Circuit Court of the Sixth Judicial Circuit in and for Pinellas County, Florida, Civil Division. In that suit, Mr. Harris has alleged that the Company breached an employment agreement entered into between him and the Company, and that he has been damaged by the breach. The Company has responded to this complaint, denying the validity or enforceability of the employment agreement and setting forth the Company's position that it acted

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

appropriately and within its rights. Moreover, the Company has filed a counter-suit against Mr. Harris and others to recover $84,000 of monies that the Company believes were misappropriated and a complaint has been made to the appropriate law enforcement authorities in Pinellas County, Florida. The Company is continuing the investigation of Mr. Harris' conduct during his tenure with the Company. The outcome of these matters is uncertain at the present time and the effect they may have on the Company's financial position and results of operations is not currently determinable.

On January 16, 2001, the Securities and Exchange Commission (the "Commission") authorized its staff to conduct a formal order of investigation. The Commission has requested various documents relating to, among other things, the change in control of the Company that occurred during November 1999; any solicitations that may have been made without a written proxy statement or a filing; the purchase of the Company's common stock by certain shareholders; the accuracy of the Company's financial statements; information about the Company's accounting procedures and controls; documents about its subsidiaries; and other information about consulting agreements, communications with certain individuals, employment of its officers, and other Company matters. The Company is cooperating with the investigation and has produced documents requested by the Commission. The Company is unable to predict the outcome of this matter.

On January 27, 2001, the Company was served with a lawsuit by Oceaneering International, Inc. ("Oceaneering") for monies purportedly owed under a June 27, 2000 contract for maritime services in association with the Company's 2000 expedition. The Company filed an answer that included a setoff for damages that it sustained and continues to sustain as a result of Oceaneering's acts and omissions. On May 8, 2002, this case was dismissed with prejudice with each party paying its own legal expenses and executing a confidentiality agreement. The Company did not pay any additional consideration for this settlement.

On May 3, 2001, the Company was served with a lawsuit in Superior Court in the State of California which later was removed to the United States District Court for the Central District of California by Westgate Entertainment Corporation, a California corporation, and its wholly owned subsidiary, Weyland & Chase Engineering, NV, a Netherlands Antilles corporation. The complaint claims that on January 18, 2000, the plaintiffs entered into oral five year, "pay or play" contracts of $200,000 per year for Westgate Entertainment and $100,000 per year for Weyland & Chase. Westgate Entertainment further claims the Company agreed to pay or provide other additional considerations. The Central District Court entered an order denying the Company's motion for summary judgment. Thereafter, in March of 2002, the Central District Court denied the Company's right to appeal its interlocutory order denying the Company's motion for summary judgment. The trial is scheduled in the District Court for the summer of 2002. The eventual outcome of this matter is uncertain at the present time.

On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel . . ., 2002 U.S. App. LEXIS 6799 (4th Cir.
2002).  Dated September 26, 2001 and October 19, 2001,  these orders  restricted

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

the sale of artifacts recovered by the Company from the RMS Titanic wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the Titanic. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award. This opinion conflicts with previous rulings that were rendered by both the Fourth Circuit, R.M.S. Titanic, Inc. v. Haver, et al, 171 F.3d 943 (4th Cir. 1999) and the District Court, all of which the Company had relied upon in the conduct of its business. Furthermore, based on a June 7, 1994 Order of the District Court, the Company believed it was the exclusive owner of the artifacts. The Company intends to petition the United States Supreme Court to hear its appeal of the April 12, 2002 decision of the Fourth Circuit.

On April 25, 2002, the Company was served with notice of litigation initiated by Lawrence D'Addario, et al v. Arnie Geller, G. Michael Harris, Joe Marsh, Gerald Couture, Nick Cretan, Doug Banker and the Company in the United States District Court for the Eastern District of Virginia, Norfolk Division Case No. 2:02cv250. The suit alleges fraud, self-dealing, mismanagement, diversion and waste of corporate assets by the individuals in their capacity as directors and/or officers of the Company and for Joe Marsh, as a principal shareholder of the Company. The Company intends to vigorously defend itself and its officers and directors in this matter. No determination can be made at this time as to the likely outcome of this matter or what the consequences could be for the Company.

The Company is involved in various claims and other legal actions arising in the ordinary course of business. Management is of the opinion that the ultimate outcome of these matters would not have a material adverse impact on the financial position of the Company or the results of its operations.

9. COMMITMENTS AND CONTINGENCIES:

Compensation amounting to $120,000 was charged to operations during the year ended February 28, 1999, pursuant to a certain employment-related arrangement with an individual who was the former President and former Chairman of the Board of Directors of the Company and $430,000 for the year ended February 29, 2000 for that individual and another individual who was a former officer and director. Additionally, accounts payable and accrued liabilities include amounts payable to these individuals in the aggregate amount of $-0- and approximately $1,196,000 at February 28, 2001 and February 29, 2000, respectively, in connection with these arrangements.

During the year ended February 28, 2002, the Company entered into agreements for the services of two individuals for an annual aggregate amount of $600,750. Each individual, at his option, may elect to receive his compensation in shares of the Company's common stock. For this purpose, the common stock will be valued at 50% of its closing bid price as of the date of the election.

On February 2, 2002, the Company executed a revised employment agreement with its President and Chief Executive Officer. The employment agreement is for a five-year term and provides for annual base salaries of $330,750 per year, with annual 5% increases.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

On February 2, 2002, the Company executed a revised employment agreement with its Vice President and Chief Financial Officer. The employment agreement is for a four-year term and provides for annual base salaries of $270,000 per year, with annual 5% increases.

On May 6, 2001, the Company entered into a three-year employment agreement with an individual as Vice President and Director of Operations, providing for a salary of $130,000, $143,000, and $157,850 respectively, for each year of the three-year term. In addition, this individual received options to purchase 250,000 share of common stock at an exercise price of $.88 per share. Subsequent to year-end, on March 22, 2002, this individual resigned his position and became a consultant to the Company.

The Company has non-cancelable operating leases for office space. The leases are subject to escalation for the Company's pro rata share of increases in real estate taxes and operating costs. During the fiscal year ended February 28, 2002, the Company entered into another non-cancelable operating lease for office space and vacated one of its previously used offices. Subsequent to year-end, the Company entered into an agreement to lease certain office and warehouse space through December 31, 2004.

Future minimum lease payments for leases in effect as of February 28, 2002 and entered into subsequent to that date are as follows:

 Year ending February 28(29),

          2003                                $  195,000
          2004                                   150,000
          2005                                   144,000
          2006                                     7,000
          2007                                       -0-
----------------------------------------------------------------
                                                $496,000
================================================================

Rent expense charged to operations amounted to $84,000, $147,000 and $167,000 for the years ended, February 29, 2000, February 28, 2001, and February 28, 2002 respectively.

On January 27, 2001, the Company entered into an agreement with International Institute of Oceanographic Exploration, LLC ("IIOE"), a British Virgin Islands company, to search, identify, and salvage shipwrecks located in certain territorial waters in the Pacific Ocean. The President of the Company holds an equity interest in IIOE. IIOE has an agreement with a foreign governmental agency to conduct marine survey operations that includes searching for and recovering shipwrecks and their contents. The Company agreed to finance a marine survey operation with its personnel up to a maximum of $250,000. The Company is entitled to recover its cash outlay prior to any distribution of proceeds by IIOE from these ventures, and then is entitled to receive 22% of the contents recovered from the shipwrecks salvaged. As of February 28, 2002, the Company had expended approximately $157,000 toward this agreement. Due to the uncertainty regarding the recoverability of the amounts expended on this project, the Company has charged "expedition costs" in the accompanying statement of operations for the full amount expended. The agreement has a term of eighteen months.

During the year ended February 28, 2001, the Company borrowed $250,000 from a nonaffiliated party. This obligation had an interest rate of 12% per annum and was secured with the Company's pending income tax refunds. The lender will also receive $25,000 worth of restricted common stock as consideration for this loan. On September 30, 2000, this loan was repaid with interest.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10. OTHER RELATED PARTY TRANSACTIONS:

Included in prepaid expenses and other current assets at February 29, 2000 were loans to the Company's former president in the aggregate amount of $73,000. Such amount was discharged as a result of the settlement agreement discussed in Note 2.

Included in accounts payable and accrued liabilities at February 28, 2001 and February 28, 2002 is $25,000 due to certain partners of TVLP.

11. EXHIBITIONS:

During the three-year period ended February 28, 2002 and subsequent to year-end, the Company has presented, through licensing arrangements exhibitions of Titanic's Artifacts and other Titanic memorabilia.

In March 1999, the Company entered into an agreement with Magicworks Entertainment, Inc., a direct subsidiary of PACE Entertainment, Inc. and an indirect subsidiary of SFX Entertainment, Inc. (collectively "SFX"), in which the Company granted SFX an exclusive worldwide license to exhibit the Company's Titanic artifacts for a minimum payment of $8,500,000, annually. This license agreement had an initial term of one year, commencing September 15, 1999, with SFX having the option to extend the term for up to four additional one-year periods. All obligations of Magicworks Entertainment, Inc. under this license agreement were guaranteed by SFX Entertainment, Inc. The original agreement was amended on September 18, 2000 by the Company and SFX Family Entertainment, Inc., successor to Magicworks Entertainment, Inc. Another amendment was agreed to on May 7, 2001 which extended the agreement to December 31, 2002. The first amendment required a minimum annual payment of $2,000,000 that was received during fiscal year ended February 28, 2001. Upon execution of the second amendment, an additional payment of $750,000 was received. Pursuant to the license agreement, as amended, the Company will receive twenty percent of the ticket, merchandise, and sponsorship and ancillary revenues over $10,000,000. Furthermore, two additional extensions have been granted which now extends the agreement to December 31, 2003. Each amendment required a guaranteed minimum annual payment of $2,000,000. For the amendment period ended November 31, 2001, the Company received payments of $616,000 over the guaranteed minimum annual payments pursuant to the revenue sharing provisions of the agreement. Upon execution of the fourth amendment in May 2002, the Company received a payment of $750,000. The most recent amendment was with Clear Channel Entertainment Exhibits, Inc. ("CCEE"), formerly known as SFX Family Entertainment, Inc.


12. SUBSEQUENT EVENTS:

On April 2, 2002, the Company entered into a Purchase Agreement for the sale of the common stock, representing 100% ownership, of its Danepath Ltd. subsidiary to Argosy International Ltd. The purchase price, as amended by Agreement on June 1, 2002, was $1.5 million. Danepath's principal asset is the research and recovery vessel "SV Explorer". Under the terms of the Purchase Agreements the Company received $100,000 upon execution and an obligation of $1.4 million, bearing interest at 8% per annum that will be paid within six months. This obligation is collateralized with both a first mortgage on the vessel "SV Explorer", the principal asset owned by Danepath, and all the common stock of the Company owned by Argosy International, Ltd. On March 6, 2002, in a separate agreement, the Company sold to Argosy International, for minimal consideration, its 100% ownership interest in White Star Marine Recovery, Ltd. That sale terminated its obligation under an agreement with Argosy International for the consulting services of Graham Jessop. At the time of this sale, White Star Marine Recovery had no assets other than this consulting contract.

                                              RMS TITANIC, INC. AND SUBSIDIARIES

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

On April 12, 2002, the United States Court of Appeals for the Fourth Circuit (the "Fourth Circuit") affirmed two orders of the United States District Court for the Eastern District of Virginia, Norfolk Division. R.M.S. Titanic, Inc. v. The Wrecked and Abandoned Vessel, 2002 U.S. App. LEXIS 6799 (4th Cir. 2002). Dated September 26, 2001 and October 19, 2001, these orders restricted the sale of artifacts recovered by the Company from the RMS Titanic wreck site. In rendering its opinion, the Fourth Circuit reviewed and declared ambiguous the June 7, 1994 order of the District Court that had awarded ownership to the Company of all items then salvaged from the wreck of the Titanic as well as all items to be salvaged in the future by the Company so long as the Company remained salvor-in-possession of the Titanic. Having found the June 7, 1994 order ambiguous, the Fourth Circuit reinterpreted the order to convey only possession, not title, pending determination of a salvage award. This opinion conflicts with previous rulings that were rendered by both the Fourth Circuit, R.M.S. Titanic, Inc. v. Haver, et al, 171 F.3d 943 (4th Cir. 1999) and the District Court all of which the Company had relied upon in the conduct of its business. Furthermore, based on a June 7, 1994 Order of the District Court, the Company believed it was the exclusive owner of the artifacts. The Company intends to petition the United States Supreme Court to hear its appeal of the April 12, 2002 decision of the Fourth Circuit.

On April 25, 2002, the Company was served with notice of litigation initiated by Lawrence D'Addario, et al vs. Arnie Geller, G. Michael Harris, Joe Marsh, Gerald Couture, Nick Cretan, Doug Banker and the Company in the United States District Court for the Eastern District of Virginia, Norfolk Division Case No. 2:02cv250. The suit alleges fraud, self-dealing, mismanagement, diversion and waste of corporate assets by the individuals in their capacity as directors and/or officers of the Company and for Joe Marsh, as a principal shareholder of the Company. The Company intends to vigorously defend itself and its officers and directors in this matter. No determination can be made at this time as to the likely outcome of this matter or what the consequences could be for the Company.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-Q

(Mark One)

[X] Quarterly report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     For the quarterly period ended November 30, 2002

[ ] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     For the transition period from            to

                       Commission file number: 000-24452

                                RMS TITANIC, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


           Florida                                        59-2753162
           -------                                        ----------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

3340 Peachtree Road, Suite 1225, Atlanta, GA             30326
--------------------------------------------             -----
  (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (404) 842-2600


     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes    No X
                                             ---   ---

     The number of shares outstanding of the registrant's common stock on January 13, 2003 was 18,550,847.

                                                                         PAGE
                                                                         NUMBER
                                                                         ------
                                     PART I

                              FINANCIAL INFORMATION

Item 1.  Consolidated Financial Statements                                 1

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operations                     6

Item 3.  Controls and Procedures                                           9

                                     PART II

                                OTHER INFORMATION

Item 1.  Legal Proceedings                                                 10

Item 2.  Changes in Securities                                             10

Item 3.  Defaults Upon Senior Securities                                   10

Item 4.  Submission of Matters to a Vote of Security Holders               10

Item 5.  Other Information                                                 10

Item 6.  Exhibits and Reports on Form 8-K                                  10

Signatures                                                                 12

                                     PART I

                              FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

The consolidated financial statements of RMS Titanic, Inc. and subsidiary (collectively, the "Company"), included herein were prepared, without audit, pursuant to rules and regulations of the Securities and Exchange Commission. Because certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America were condensed or omitted pursuant to such rules and regulations, these financial statements should be read in conjunction with the financial statements and notes thereto included in the audited financial statements of the Company as included in the Company's Form 10-K for the year ended February 28, 2002.



                                                                         RMS TITANIC, INC. AND SUBSIDIARY

                                                                               CONSOLIDATED BALANCE SHEET
=========================================================================================================

                                                                         NOVEMBER 30,        FEBRUARY 28,
                                                                            2002                 2002
                                                                        ------------         ------------
                                                                         (unaudited)

ASSETS

Current Assets:
  Cash and cash equivalents                                             $     54,000         $    146,000
  Accounts receivable                                                         86,000               40,000
  Prepaid and Refundable income taxes                                      2,133,000            2,261,000
  Prepaid expenses and other current assets                                   59,000               70,000
  Net assets of discontinued operations                                                         1,221,000
                                                                        ------------         ------------
      TOTAL CURRENT ASSETS                                                 2,332,000            3,738,000

Artifacts owned, at cost                                                   4,486,000            4,495,000
Salvor's lien                                                                  1,000                1,000

Property and Equipment, net of accumulated depreciation
 of $1,425,000 and $1,209,000, respectively                                  330,000              544,000

Other Receivable                                                           1,000,000                   --
Other Assets                                                                  45,000               61,000
                                                                        ------------         ------------
      TOTAL ASSETS                                                      $  8,194,000         $  8,839,000
                                                                        ============         ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities                              $  1,018,000         $    709,000
  Deferred revenue                                                         1,200,000              788,000
                                                                        ------------         ------------
      TOTAL CURRENT LIABILITIES                                            2,218,000            1,497,000
                                                                        ------------         ------------
Commitments and Contingencies

Stockholders' Equity:
  Common stock - $.0001 par value; authorized 30,000,000 shares, issued and outstanding 18,675,047 and 18,550,047 shares,
   respectively                                                                2,000                2,000
  Additional paid-in capital                                              16,650,000           16,615,000
  Accumulated comprehensive income                                               --               (31,000)
  Accumulated deficit                                                    (10,676,000)          (9,244,000)
                                                                        ------------         ------------
      STOCKHOLDERS' EQUITY                                                 5,976,000            7,342,000
                                                                        ------------         ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  8,194,000         $  8,839,000
                                                                        ============         ============



                        See Notes to Consolidated Financial Statements



                                                                                          RMS TITANIC, INC. AND SUBSIDIARY
                                                                                          CONSOLIDATED STATEMENT OF INCOME
                                                                                                                (UNAUDITED)
===========================================================================================================================
                                                 THREE-MONTH       THREE-MONTH         NINE-MONTH            NINE-MONTH
                                                 PERIOD ENDED      PERIOD ENDED        PERIOD ENDED          PERIOD ENDED
                                                 NOVEMBER 30,      NOVEMBER 30,        NOVEMBER 30,          NOVEMBER 30,
                                                    2002               2001               2002                   2001
---------------------------------------------------------------------------------------------------------------------------

Revenue:
  Exhibitions and related
          merchandise sales                   $     483,000       $     693,000       $   1,501,000       $   2,076,000
  Licensing fees                                         --                  --                  --              26,000
  Merchandise and other                              16,000              34,000              98,000             102,000
  Sale of coal                                       26,000               2,000              71,000              49,000
---------------------------------------------------------------------------------------------------------------------------
Total revenue                                       525,000             729,000           1,670,000           2,253,000
---------------------------------------------------------------------------------------------------------------------------
Expenses:
  Cost of coal sold                                  10,000                  --              24,000               5,000
  Cost of merchandise sold                            2,000              13,000              34,000              76,000
  Expedition expense                                     --                  --                  --              38,000
  General and administrative                        628,000             657,000           2,512,000           2,130,000
  Depreciation and amortization                      72,000              80,000             215,000             298,000
  Impairment charge on receivable                   363,000                                 363,000
---------------------------------------------------------------------------------------------------------------------------
Total expenses                                    1,075,000             750,000           3,148,000           2,547,000
---------------------------------------------------------------------------------------------------------------------------

Income (loss) from
    continuing operations                          (550,000)            (21,000)         (1,478,000)           (294,000)

Interest income                                       1,000               1,000              45,000               6,000
---------------------------------------------------------------------------------------------------------------------------

Income (loss) before provision
   for income taxes                                (549,000)            (20,000)         (1,433,000)           (288,000)

Provision for income taxes                               --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Net income (loss) from continuing
 Operations before discontinued
  Operations                                       (549,000)            (20,000)         (1,433,000)           (288,000)
===========================================================================================================================
Discontinued Operations;
 Loss from operations of Danepath
   subsidiary disposed of:                               --            (129,000)                 --             (90,000)
===========================================================================================================================
Net Income (loss)                            $     (549,000)      $    (149,000)     $   (1,433,000)     $     (378,000)
---------------------------------------------------------------------------------------------------------------------------
Net income (loss)  for basic and
 diluted common  shares from
 continuing operations:                      $        ( .03)      $          --      $         (.08)     $         (.02)
Net income (loss)  for basic and
 diluted common  shares from
 discontinued operations:                    $           --       $         .01      $           --      $           --
Earnings (loss) per common share,
   basic and diluted:                        $        ( .03)      $         .01      $         (.08)     $         (.02)
===========================================================================================================================
Weighted-average number
 of common shares outstanding                    18,675,047          17,896,728          18,596,343          17,896,728
===========================================================================================================================


                 See Notes to Consolidated Financial Statements


                                                                                  RMS TITANIC, INC. AND SUBSIDIARY

                                                                              CONSOLIDATED STATEMENT OF CASH FLOWS

==================================================================================================================

                  NINE-MONTH PERIOD ENDED NOVEMBER 30,                                 2002                 2001
                                                                                   -----------          -----------
                                                                                   (UNAUDITED)          (UNAUDITED)
Cash flows from operating activities:
Net income (loss)                                                                 $ (1,433,000)         $ (378,000)

Less: income from discontinued operations                                                   --             (90,000)
                                                                                   -----------         -----------
Net income (loss) from continuing operations                                        (1,433,000)           (288,000)
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                                      215,000             298,000
    Reduction in artifacts                                                               9,000             105,000
    Issuance of stock for services                                                      35,000             344,000
    Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                        (46,000)           (138,000)
      Decrease in prepaid and refundable income taxes                                  128,000             420,000
     (Increase) decrease in prepaid expenses
         and other current assets                                                       11,000               7,000
      Decrease(increase) in other assets                                               237,000            (255,000)
      Increase in accounts payable and accrued liabilities                             340,000            (290,000)
      Increase (decrease) in deferred revenue                                          412,000               9,000
                                                                                   -----------         -----------
        TOTAL ADJUSTMENTS                                                            1,342,000             500,000
                                                                                   -----------         -----------
        NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES                           (91,000)             212,000
                                                                                   -----------         -----------
Cash flows used in investing activities:
    Purchases of property and equipment                                                (1,000)             (13,000)
                                                                                   -----------         -----------
        NET CASH USED IN INVESTING ACTIVITIES                                          (1,000)             (13,000)
                                                                                   -----------         -----------
Net (decrease) increase in cash                                                       (92,000)             199,000

Cash and cash equivalents at beginning of period                                      146,000              611,000
                                                                                   -----------         -----------
Cash and cash equivalents at end of period                                          $  54,000          $   810,000
                                                                                   ===========         ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid during the nine-month period for income taxes                            $       --          $       --
                                                                                   ===========         ===========

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:

Common stock issued to acquire assets                                              $       --          $  819,000

Artifacts acquired in conversion of intangible assets                              $       --          $  555,000
                                                                                   ===========         ===========



                 See Notes to Consolidated Financial Statements

                        RMS TITANIC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note  1  -     RMS  Titanic,  Inc.  formed a wholly  owned  foreign  subsidiary,
               Danepath  Ltd,   ("Danepath")  during  June  2001.  The  Danepath
               subsidiary was sold in April to Argosy International, Ltd. for consideration of $1.5 million. The principal asset of this subsidiary was ownership of the research and recovery vessel, SV
               Explorer.

Note 2 - The accompanying consolidated financial information as of November 30, 2002 and 2001 is unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

Note 3 - Basic earnings (loss) per common share ("EPS") is computed as net earnings (loss) divided by the weighted-average number of common shares outstanding for the period. Diluted EPS representing the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities is not presented for the three and six month periods ended November 30, 2002 and 2001 since there was no dilutive effect of potential common shares or the dilutive effect is not material.

Note 4 - In May 2002, the Company commenced negotiations with SFX to modify its licensing agreement for an exclusive worldwide license to exhibit the Company's Titanic Artifacts. An extension to renew the existing agreement has been granted until December 31, 2003.

Note 5 - On September 14, 2002, the Board of Directors of the Corporation unanimously adopted a Corporate Resolution providing that (1) the Company has completed the salvage service that it intends to perform on the wreck of the TITANIC; (2) the Company shall voluntarily surrender its status as salvor-in-possession of the wreck of the TITANIC; (3) the Company shall proceed to move the United States District Court for the Eastern District of Virginia, Norfolk Division, (the "District Court") for the entry of a full and final salvage award pursuant to the ruling of the United States Court of Appeals for the Fourth Circuit; and (4) should the United States Supreme Court grant the Company's pending Petition for Certiorari and ultimately modify or reverse the ruling of the Court of Appeals, the Company shall proceed to perfect its ownership interest in the items recovered from the TITANIC in accordance with the direction of the Supreme Court. On October 7, 2002, the United States Supreme Court denied the Company's Petition for Certiorari

Note 6 - During the quarter ended August 31, 2002, the Company settled litigation with Westgate Entertainment Corporation and Wayland & Chase Engineering NV for the payment by the Company of $388,000 over a thirty month period and the exchange of releases, restrictive covenants, and other considerations.

Note 7 - During the quarter ended August 31 2002, the Company issued 125,000 shares of common stock to a conservator for services valued at $35,000 or $0.28 per share.

Note 8 - The note receivable in the principal amount of $1,223,000 plus accrued interest that was received in the sale of Danepath Ltd. to Argosy International Ltd. was not paid at its maturity on October 2, 2002. As a consequence the Company received a cancellation fee in the form of a note with a one year maturity and the sale of the vessel, the SV Explorer, and certain marine equipment to a wholly owned UK subsidiary of the Company. As a result of this transaction the Company recognized an impairment charge of $363,000 for the quarter ended November 30, 2002.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion provides information to assist in the understanding of the Company's financial condition and results of operations, and should be read in conjunction with the financial statements and related notes appearing elsewhere herein.

                              RESULTS OF OPERATIONS

FOR THE QUARTER ENDED  NOVEMBER 30, 2002 VERSUS THE QUARTER  ENDED  NOVEMBER 30,
2001

FOR THE NINE MONTHS ENDED NOVEMBER 30, 2002 VERSUS THE NINE MONTHS ENDED NOVEMBER 30, 2001

During the third quarter and the first nine months of its 2003 fiscal year (the "2003 fiscal year"), the Company's revenues decreased approximately 28% from $729,000 to $525,000 and 26% from $2,253,000 to $1,670,000, respectively, as compared to the third quarter and the first nine months of its 2002 fiscal year (the "2002 fiscal year"). These changes were principally attributable to decreases in exhibition and related merchandise sales of approximately 30% during the third quarter and 27% during first nine months of the 2003 fiscal year, as compared to the corresponding periods of the 2002 fiscal year. The present level of these revenues reflect the current licensing agreement in effect that has lower guaranteed payments with a revenue sharing provision.

Merchandise and other revenue decreased approximately 53% from $34,000 to $16,000, during the third quarter of the 2003 fiscal year as compared to the third quarter of the 2002 fiscal year, and decreased 4%, to $98,000 from $102,000 during the first nine months of the 2003 fiscal year as compared to the first nine months of the 2002 fiscal year. This decrease is attributed to lower sales this fiscal year of Titanic merchandise at the current year exhibits.

The Company's sale of coal increased to $26,000 from $2,000, or approximately 1300% during the third quarter of the 2003 fiscal year as compared to the third quarter of the 2002 fiscal year, and 45% from $49,000 to $71,000,during the first nine months of the 2003 fiscal year as compared to the first nine months of the 2002 fiscal year. This increase is attributed to higher exhibit sales of coal and coal related jewelry which has been introduced this fiscal year at the exhibits.

The Company's general and administrative expenses decreased to $628,000 from $657,000, or approximately 4% during the third quarter of the 2003 fiscal year as compared to the third quarter of the 2002 fiscal year, and increased to $2,512,000 from $2,130,000, or approximately 18% during the first nine months of the 2003 fiscal year as compared to the first nine months of the 2002 fiscal year. For the quarter, management continued to reduce operating expenses although this trend is unlikely to continue in light of the heavy litigation expense burden the Company is encountering. For the nine-months ended November 30, 2002, the litigation settlement for $388,000 was the primary cause of an increase as compared to the corresponding year ago period. Legal and professional fees were reduced 12% to $214,000 and 5% to $830,000, respectively, over the comparable year ago periods for the quarter and nine months periods ended November 30, 2002. A significant reduction in consulting fees occurred of approximately $113,000 for the quarter ended November 30, 2002, but unfortunately these were offset by an approximately $60,000 increase in legal expenses for the recent quarter. Legal expenses continue to burden the Company.

The Company's depreciation and amortization expenses decreased $8,000 or 10% from $80,000 to $72,000, and $83,000, or 28% from $298,000 to $215,000 during the third quarter and first nine months of the 2003 fiscal year, respectively, as compared to the corresponding periods of the 2002 fiscal year. These decreases primarily reflect the elimination of amortization expense during these periods as a result of the acquisition of the Carpathia rights in exchange for the intangible assets of potential wreck sites that were being amortized.

The Company realized an impairment charge Of $363,000 relating to the obligation in the sale of Danepath to Argosy International, Ltd. The charge reflects the difference in the note obligation that was owed the Company from the purchase of Danepath and the assets, namely the vessel, the SV Explorer, and the marine equipment that was included in that sale transaction, and the cancellation note of $250,000 that the Company will receive.

Interest income was $1,000 and $45,000 for the third quarter and nine months, respectively, of the Company's 2003 fiscal year as compared to $1,000 and $6,000 for the corresponding year ago periods. This increase in interest income had represented the obligation from the sale of Danepath Ltd., the Company's former subsidiary, which bears interest at 8% per annum until the recent impairment charge that was incurred to reflect the default on that obligation.

The Company's loss from continuing operations increased substantially to $549,000 from $20,000 during the third quarter of the 2003 fiscal year as compared to the same period in fiscal year 2002. This significant increase is attributed both to lower revenues coupled with an impairment charge as noted above. During the first nine months of the 2003 fiscal year the Company experienced a loss from continuing operations of $1,478,000, as compared to a loss of $294,000 in the corresponding period of the 2002 fiscal year. This higher loss is also attributed to lower revenues obtained in the licensing of Titanic artifacts during the current fiscal year, the settlement of litigation and the recent impairment charge.

For the prior year periods, the Company incurred a loss from discontinued operations of $129,000 and $90,000, respectively for the third quarter and the first nine months of its 2002 fiscal year. These losses are attributed to the Danepath operation that were sold in the Argosy transaction.

The net loss was $549,000 for the three months ended November 30, 2002 as compared to a net loss of $ 149,000 in the prior year period. In the year ago period ended November 30, 2001 there was a loss from discontinued operations of $129,000. During the first nine months of the 2003 fiscal year the Company experienced a net loss of $1,433,000, as compared to a loss of $378,000 in the corresponding period of the 2002 fiscal year. Similarly, there was a loss from discontinued operations of $90,000 for the nine-month period of a year ago. Basic income (loss) per common share for the three months and nine months ended November 30, 2002 were ($0.03) and ($0.08), respectively, and the weighted average shares outstanding were 18,675,047 and 18,596,343, respectively.


                         LIQUIDITY AND CAPITAL RESOURCES

Net cash used in operating activities was $91,000 for the nine months ended November 30, 2002 as compared to $212,000 cash provided in operating activities in the same prior year period ended November 30, 2001. This decrease in cash provided in operating activities for the current year is primarily attributed to a decrease in other assets coupled with increases in accounts payable and accrued liabilities and deferred revenues.

For the nine months ended November 30, 2002, cash used in investing activities were $1,000 for furniture and equipment as compared to expenditures of $13,000 in the year ago period.

The Company's net working capital and stockholders' equity were $114,000 and $5,976,000, respectively at November 30, 2002 as compared to $2,244,000 and $7,342,000, respectively, at February 28, 2002. The Company's working capital ratio was 1.1 at November 30, 2002.

The Company continues to develop plans for a recovery expedition to the Carpathia. When the expedition schedule is completed, management will make an announcement.

On September 14, 2002, the Board of Directors of the Corporation unanimously adopted a Corporate Resolution providing that (1) the Company has completed the salvage service that it intends to perform on the wreck of the TITANIC; (2) the Company shall voluntarily surrender its status as salvor-in-possession of the wreck of the TITANIC; (3) the Company shall proceed to move the United States District Court for the Eastern District of Virginia, Norfolk Division, (the "District Court") for the entry of a full and final salvage award pursuant to the ruling of the United States Court of Appeals for the Fourth Circuit; and (4) should the United States Supreme Court grant the Company's pending Petition for Certiorari and ultimately modify or reverse the ruling of the Court of Appeals, the Company shall proceed to perfect its ownership interest in the items recovered from the TITANIC in accordance with the direction of the Supreme Court.

Among the considerations that were reviewed prior to the decision of the Board of Directors of the Company were the opinion of the United States Court of Appeals for the Fourth Circuit ruling on April 12, 2002 that the Company does not own any of the artifacts that it has recovered from the wreck of the TITANIC, but, instead, holds only an inchoate lien in said artifacts; and that, unless the Company intends to seek periodic awards, it cannot seek to enforce its lien against the artifacts until it has completed all of the salvage service that it intends to perform and its salvage award has been determined by the District Court; and that the Company can only obtain title to the artifacts it has recovered if, in the discretion of the District Court, the salvage award due the Company cannot be satisfied by sale of the artifacts; and the District Court has expressly forbidden the Company from cutting into the wreck or detaching any part of the wreck since July 28, 2000; and further there is an international convention pending that will designate the TITANIC an international maritime memorial and restrict all future salvage of the wreck. At the present time the Company has a representative sample of artifacts from the Titanic debris field and furthermore, has more artifacts than are required for exhibitions. In addition, the maintenance of the Company's salvor-in-possession status requires periodic expeditions to the Titanic wreck site that would require substantial further investment on behalf of the Company and uncertainties surround what the District Court may decide is an appropriate financial return for the Company for any future expenditures. Furthermore, obtaining a salvage award at this time would be a prudent business decision to provide the Company's shareholders a financial return on their investment.

On October 7, 2002, the United States Supreme Court denied the Company's Petition for Certiorari, and consequently the Company will proceed to the District Court for its salvage award. According to counsel for the Company the length of time necessary to complete this process is uncertain and involves may factors and considerations. A monetary award that may be granted for a salvage lien is subject to, at the very least, the consideration by a maritime court of the "Blackwall factors" which impart substantial uncertainty as to the amount and appropriateness of the award to be granted. These Blackwall factors include:
(1) the labor expended by salvors in rendering the salvage service; (2) the promptitude, skill, and energy displayed in the rendering the service and saving the property; (3) the value of the property employed by the salvor in rendering the service, and the danger to which such property was exposed; (4) the risk incurred by the salvor in securing the property from the impending peril; (5) the value of the property saved. (6) the degree of danger from which the property was rescued.

The Company is presently confronted with substantial risks and uncertainties. A determination has to be made with respect to the Company's salvor-in-possession status before a salvage award can be granted. Management is uncertain what financial outcome may be achieved for a salvage award.

Furthermore, the lawsuits in which the Company is now involved contribute to uncertainties regarding the Company's future prospects. Should an adverse ruling or verdict occur and if the Company is without additional sources of revenue, the Company may be forced to utilize the protections afforded within the Federal Bankruptcy Code. In addition, management has consulted with bankruptcy attorneys to determine if a beneficial result can be achieved should the Company seek to utilize a bankruptcy action. The Company has expended more than $550,000 this year for the services of attorneys, and in the recent quarter ended November 30, 2002, legal expenses were more than $180,000, which is a higher expenditure rate than in the recent past. Management expects greater legal expenditures will occur over the next six months. An evaluation of the Company's legal situation is ongoing. With the uncertainties confronting the Company in both seeking a salvage award and its various litigations, a shareholder is cautioned to recognize the substantial risks associated with the Company.

Except for historical information contained herein, this Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Reform Act of 1995 which involve certain risks and uncertainties including, without limitation, the Company's needs, as discussed above, to obtain additional financing in order to achieve its objectives and plans. The Company's actual results or outcomes may differ materially from those anticipated. Important facts that the Company believes might cause such differences are discussed in the cautionary statements accompanying the forward-looking statements as well as in the risk factors discussed in the Company's Annual Report on Form 10-K. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation of the Company or any other such person that the objectives and plans of the Company will be achieved.

Item 3.  Controls and Procedures

Within 90 days prior to the date of filing of this report, we carried out an evaluation, under the supervision and with the participation of our Chief Executive Officer and the Chief Financial Officer, of the design and operation of our disclosure controls and procedures. Based on this evaluation, our Chief Executive Officer and the Chief Financial Officer concluded that our disclosure controls and procedures are effective for gathering, analyzing and disclosing the information that we are required to disclose in the reports we file under the Securities Exchange Act of 1934, within the time periods specified in the SEC's rules and forms. Our Chief Executive Officer and the Chief Financial Officer also concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to our company required to be included in our periodic SEC filings. In connection with the new rules, we are in the process of further reviewing and documenting our disclosure controls and procedures, including our internal controls and procedures for financial reporting, and may from time to time make changes designed to enhance their effectiveness and to ensure that our systems evolve with our business. There have been no significant changes in our internal controls or in other factors that could significantly affect internal controls subsequent to the date of this evaluation.

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

                                     PART II

                                OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS.

         On October 7, 2002, the United States Supreme Court denied the Company's Petition for Certiorari.

         In the litigation initiated by G. Michael Harris, vs. the Company, a trial has been now scheduled to begin April 14, 2003.

         There have been no other material changes in the legal proceedings discussed in the Company's Annual Report on Form 10-K for the year ended February 28, 2002.


ITEM 2.  CHANGES IN SECURITIES.

         None.

ITEM 3.  DEFAULT UPON SENIOR SECURITIES.

         None.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         None.

ITEM 5.  OTHER INFORMATION.

         None.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.


(a)      EXHIBITS

10.42 Form of Settlement Agreement between Argosy International Ltd and the Company.

10.43 Form of Stock Pledge Agreement between Argosy International Ltd and the Company.

10.44 Form of Promissory Note of Argosy International Ltd.

Exhibit  99.1 is the  certification  of the CEO  and the CFO as  required  under
Section 906 of the Sarbanes-Oxley Act of 2002 (Corporate Fraud Bill), which was signed into law on July 30, 2002 by President George Bush.


   b)     REPORTS ON FORM 8-K


          Form 8-K filed on September 24, 2002 regarding the resolution adopted by the Board of Directors of the Company to voluntarily end its salvor-in-possession status among other items.

          Form 8-K filed on November 4, 2002 regarding shareholder support for the resolution adopted by the Board of Directors of the Company to voluntarily end its salvor-in-possession status.

          Form 8-K filed on November 25, 2002 indicating that the relinquishment of the Company's salvor-in-possession status over the wreck of the Titanic will be put to a vote of shareholders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  RMS TITANIC, INC.
                                  (Registrant)



Dated:   January 21, 2003         By:  /s/ Arnie Geller
                                  -------------------------------------------
                                  Arnie Geller, President


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